EXHIBIT 3.(I)


                         CERTIFICATE OF INCORPORATION

                                      OF

                               BL HOLDING CORP.

                           UNDER SECTION 402 OF THE
               BUSINESS CORPORATION LAW OF THE STATE OF NEW YORK


            I, Thomas D. Balliett, being a natural person over the age of 18 years, for the purpose of forming a corporation pursuant to Section 402 of the New York Business Corporation Law (the "NYBCL"), do hereby certify as follows:

                                   ARTICLE I
                                     NAME

The name of the corporation (the "Corporation") is "BL Holding Corp."

                                  ARTICLE II
                                    PURPOSE

            The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the NYBCL, but the Corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

                                  ARTICLE III
                                    OFFICE

            The office of the Corporation is to be located in the County of Nassau, State of New York.

                                  ARTICLE IV
                                 CAPITAL STOCK

            SECTION 1. The aggregate number of shares which the Corporation shall have authority to issue shall be 450,000,000 shares of Common Stock, par value $.01 per share and 100,000,000 shares of Preferred Stock, par value $.01 per share.

KL2:249558.1

            SECTION 2. The amount of capital stock of the Corporation shall be $5,500,000.

            SECTION 3. Shares of Preferred Stock may be issued from time to time in one or more series as may be determined from time to time by the Board of Directors. Except in respect of the particulars to be fixed by the Board of Directors as provided below, all shares of Preferred Stock shall be of equal rank. All shares in any one series of Preferred Stock shall be alike in every particular except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative. The voting rights, if any, of each such series and the preferences and relative, participating, optional and other special rights of each series and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other series. The Board of Directors shall have the authority to fix by resolution duly adopted prior to the issuance of any shares of a particular series of Preferred Stock designated by the Board of Directors, the voting rights, if any, of the holders of shares of such series and the designations, preferences and relative, participating, optional and other special rights of each series and the qualifications, limitations and restrictions thereof (the "Preferred Stock Designation").

      Without limiting the generality of the foregoing authority of the Board of Directors, the Board of Directors from time to time may:

     a. establish and designate a series of Preferred Stock, which may be distinguished by number, letter or title from other Preferred Stock of the Corporation or any series thereof;

     b. fix and thereafter increase or decrease (but not below the number of shares thereof then outstanding) the number of shares that shall constitute such series;

      c. provide for dividends on shares of such series and if provision is made for dividends, determine the dividend rate and the dates on which dividends, if declared, shall be payable, whether the dividends shall be cumulative and, if cumulative, for what date or dates dividends shall accrue, and the other conditions, if any, including rights of priority, if any, upon which the dividends shall be paid;

      d. provide as to whether the shares of such series shall be redeemable, and if redeemable, the terms, limitations and restrictions with respect to such redemption, including without limitation, the manner of selecting shares for redemption if less than all shares are to be redeemed, the time or times and the price or prices at which the shares of such series shall be subject to redemption, in whole or in part, and the amount, if any, in addition to any accrued dividends thereon which the holders of shares of any series shall be entitled to receive upon the redemption thereof, which amount may vary at different redemption dates and may be different with respect to shares redeemed through the operation of any purchase, retirement or sinking fund and with respect to shares otherwise redeemed;

KL2:249558.1

      e. fix the amount, in addition to any accrued dividends thereon, which the holders of shares of such series shall be entitled to receive upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, which amount may vary at different dates and may vary depending on whether such liquidation, dissolution or winding up is voluntary or involuntary, and to determine any other rights, if any, to which holders of the shares of such series shall be entitled in the event of any liquidation, dissolution or winding up of the Corporation;

      f. establish whether the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund and if so, the terms, limitations and restrictions with respect thereto, including without limitation, whether such purchase, retirement or sinking fund shall be cumulative or noncumulative, the extent to and the manner in which such funds shall be applied to the purchase, retirement or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof;

     g. determine the extent of the voting rights, if any, of the shares of such series and determine whether the shares of such series having voting rights shall have multiple votes per share;

      h. provide whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes of capital stock of the Corporation, including Common Stock, Preferred Stock or of any series thereof, and if convertible or exchangeable, establish the conversion or exchange price or rate, the adjustments thereof, and the other terms and conditions, if any, on which such shares shall be convertible or exchangeable; and

       i. provide for any other preferences, any relative participating, optional or other special rights, any qualifications, limitations or restrictions thereof, or any other term or provision of shares of such series as the Board of Directors may deem appropriate or desirable.

            Shares of Preferred Stock may be issued by the Corporation for such consideration as is determined by the Board of Directors.

            SECTION 4. The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. The holders of shares of Common Stock shall be entitled to one vote for each such share upon all proposals presented to the shareholders on which the holders of Common Stock are entitled to vote. Except as otherwise provided by law or by the resolution or resolutions adopted by the Board of Directors designating the rights, powers and preferences of any series of Preferred Stock, the Common Stock shall have the exclusive right to vote for the election of Directors and for all other purposes, and holders of Preferred Stock shall

KL2:249558.1
not be entitled to receive notice of any meeting of shareholders at which they are not entitled to vote. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

            The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

                                   ARTICLE V
                              SHAREHOLDER ACTION

            Any action required or permitted to be taken by the shareholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of shareholders of the Corporation for any purpose or purposes may be called only by the Board of Directors pursuant to a resolution stating the purpose or purposes thereof approved by a majority of the total number of Directors which the Corporation would have if there were no vacancies (the "Whole Board") and any power of shareholders to call a special meeting is specifically denied. No business other than that stated in the notice shall be transacted at any special meeting.

                                  ARTICLE VI
                             ELECTION OF DIRECTORS

            Unless and except to the extent that the By-Laws of the Corporation shall so require, the election of Directors of the Corporation need not be by written ballot.

                                  ARTICLE VII
                              BOARD OF DIRECTORS

            SECTION 1. NUMBER, ELECTION AND TERMS. Except as otherwise fixed by or pursuant to the provisions of Article IV hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, the number of the Directors of the Corporation shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Whole Board. No decrease in the number of Directors, however, shall shorten the term of any incumbent Director. Directors shall be elected by the shareholders of the Corporation

KL2:249558.1
at their annual meeting except as herein otherwise provided for newly created directorships and vacancies, to serve for one year or until their successors are elected or chosen and qualified.

            SECTION 2. SHAREHOLDER NOMINATION OF DIRECTOR CANDIDATES; SHAREHOLDER PROPOSAL OF BUSINESS. Advance notice of shareholder nominations for the election of Directors and of the proposal of business by shareholders shall be given in the manner provided in the ByLaws of the Corporation, as amended and in effect from time to time.

            SECTION 3. NEWLY CREATED DIRECTORSHIPS AND VACANCIES. Except as otherwise provided for or fixed by or pursuant to the provisions of Article IV hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors, and not by the shareholders. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of such unexpired term or until such Director's successor shall have been duly elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

            SECTION 4. REMOVAL. Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, any Director may be removed from office only for cause by the affirmative vote of the holders of at least a majority of the voting power of all shares of the Corporation entitled to vote generally in the election of Directors (the "Voting Stock") then outstanding, voting together as a single class.

            SECTION 5. AMENDMENT, REPEAL, ETC. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of all Voting Stock then outstanding, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this Article VII.

                                 ARTICLE VIII
                                    BY-LAWS

            The By-Laws may be altered or repealed and new By-Laws may be adopted (1) at any annual or special meeting of shareholders, by the affirmative vote of the holders of a majority of the voting power of the stock issued and outstanding and entitled to vote thereat, provided, however, that any proposed alteration or repeal of, or the adoption of any By-Law inconsistent with,
Section  2.2,  2.7 or 2.10 of Article II of the  By-Laws or with  Section 3.9 or
3.11 of Article III of the By-Laws, by the shareholders shall require the affirmative vote of the holders of at least

KL2:249558.1

80% of the voting power of all Voting Stock then outstanding, voting together as a single class; and provided, further, however, that in the case of any such shareholder action at a special meeting of shareholders, notice of the proposed alteration, repeal or adoption of the new By-Law or By-Laws must be contained in the notice of such special meeting, or (2) by the affirmative vote of a majority of the Whole Board; provided that any proposed alteration or repeal of, or the adoption of any By-Law inconsistent with, Section 4.9 or 4.11 of the Article IV of the By-Laws by the Board of Directors shall require the vote of two-thirds of the Whole Board.

                                  ARTICLE IX
                   AMENDMENT OF CERTIFICATE OF INCORPORATION

            The Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the laws of the State of New York at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and, except as set forth in Articles XIV and XV, all rights, preferences and privileges of whatsoever nature conferred upon shareholders, Directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the Voting Stock then outstanding, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal Article V, VII, VIII or this sentence.

                                   ARTICLE X
                         AGENT FOR SERVICE OF PROCESS

            The Secretary of State of the State of New York is designated as agent of the Corporation upon whom process against the Corporation may be served. The post office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him is: c/o C T Corporation System, 1633 Broadway, New York, New York 10019.

                                  ARTICLE XI
                               REGISTERED AGENT

            The name and address of the registered agent which is to be the agent of the corporation upon whom process against it may be served, is CT Corporation System, 1633 Broadway, New York, New York 10019.

KL2:249558.1

                                  ARTICLE XII
                                   DURATION

            The duration of the Corporation shall be perpetual.

                                 ARTICLE XIII
                             NO PREEMPTIVE RIGHTS

            The holders of equity shares and the holders of voting shares (as each term is defined in Section 622 of the NYBCL) of the Corporation shall not have any preemptive rights.

                                  ARTICLE XIV
                      LIMITED LIABILITY; INDEMNIFICATION

            SECTION 1. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, or appeal thereof, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a Director or officer of the Corporation or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a Director, officer, employee or agent or in any other capacity while serving as a Director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the NYBCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including, but not limited to, all attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; PROVIDED, HOWEVER, that, except as provided in Section 2 of this Article XIV, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section 1 shall be a contract right and shall include the right to be paid by the Corporation the expenses (including, without limitation, attorneys' fees) incurred in defending any such proceeding in advance of its final disposition; PROVIDED, HOWEVER, that, if the NYBCL requires, the payment of such expenses incurred by a Director or officer in his or her capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such person while a Director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery

KL2:249558.1
to the Corporation of an undertaking, by or on behalf of such Director or officer, to repay all amounts so advanced if it shall ultimately be determined that such Director or officer is not entitled to be indemnified under this
Article XIV or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of Directors and officers, or on such other terms and conditions as the Board of Directors may deem necessary or desirable.

            SECTION 2. If a claim under Section 1 of this Article XIV is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense (including, without limitation, attorneys' fees) of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the NYBCL for the Corporation to in demnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, or any part thereof, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the NYBCL, nor an actual determination by the Corporation (including its Board of Directors, or any part thereof, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

            SECTION 3. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article XIV shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Law, agreement, vote of shareholders or disinterested Directors or otherwise.

            SECTION 4. The Corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, to the fullest extent allowed by law, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the NYBCL.

          ARTICLE XV DIRECTOR LIABILITY

     A Director of the Corporation shall not be personally liable to the Corporation or

KL2:249558.1
its shareholders for damages for any breach of duty in such capacity except that the liability of a Director shall not be so limited if (1) a judgment or other final adjudication adverse to him estab lishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of the NYBCL, or (2) his acts or omissions occurred prior to the adoption of this provision. No amendment to or repeal of this Article XV shall apply to or have any effect on the liability or alleged liability of any Director of the Corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal. If the NYBCL is amended hereafter to expand or limit the liability of a director, then the liability of a Director of the Corporation shall be expanded to the extent required or limited to the extent permitted by the NYBCL, as so amended.

            IN  WITNESS   WHEREOF,   I  have   executed  this   Certificate   of
Incorporation this 15th day of April, 1998.



                                                /S/ THOMAS D. BALLIETT
                                                ----------------------
                                                Thomas D. Balliett, Esq.
                                                  Incorporator
                                                919 Third Avenue
                                                New York, NY  10022

KL2:249558.1

                                ACKNOWLEDGEMENT


STATE OF NEW YORK,  )
                    ) ss.:
COUNTY OF NEW YORK, )


            On this 15 day of April, 1998, personally came before me Thomas D. Balliett, a person known to me to be the person who executed the foregoing Certificate of Incorporation, and he acknowledged that he signed said Certificate of Incorporation and acknowledged the same as his free act and deed.

            Given under my hand and seal the day and year first above written.


                               /s/ Judi Wasserman
                               ------------------
                                  Notary Public






[seal]

KL2:249558.1

                           CERTIFICATE OF AMENDMENT

                                    OF THE

                         CERTIFICATE OF INCORPORATION

                                      OF

                               BL HOLDING CORP.


              Under Section 805 of the Business Corporation Law
                           of the State of New York

                                  -----------

      BL Holding Corp., a corporation organized and existing under the laws of the State of New York (the "Corporation"), does hereby certify as follows:

            FIRST:  The name of the Corporation is BL Holding Corp.

          SECOND: The certificate of incorporation of the Corporation was filed by the New York Department of State on April 16, 1998.

            THIRD: The certificate of incorporation is hereby amended to change the name of the Corporation and to change the par value of the Preferred Stock of the Corporation, each as authorized by the New York Business Corporation Law, to wit:

            Article I relating to the name of the Corporation is amended to read in its entirety as follows:

                                  "ARTICLE I
                                     NAME

            "The name of the corporation shall be: MarketSpan Corporation."

            Sections 1 and 2 of Article IV relating to the capital stock of the Corporation are amended to read in their entirety as follows:

                  "SECTION  1.  The   aggregate   number  of  shares  which  the
            Corporation shall have the authority to issue shall be (i) 450,000,000 shares of Common Stock, par value $.01 per share, (ii) 16,000,000 shares of Preferred Stock, par value $25 per share, (iii) 1,000,000 shares of Preferred Stock, par value $100 per share and
            (iv) 83,000,000 shares of Preferred Stock, par value $.01 per share.

                  SECTION 2. The amount of capital stock of the Corporation shall be $505,330,000."

            FOURTH: The foregoing amendments to the certificate of incorporation were duly adopted by a Unanimous Written Consent of the Board of Directors of the Corporation and by a Unanimous Written Consent of the shareholders of the Corporation, in accordance with Section 803 of the New York Business Corporation Law.

            IN WITNESS WHEREOF, the undersigned officers of the Corporation have signed this Certificate of Amendment and each affirms that the statements made herein are true under the penalties of perjury.

Dated:  May 21, 1998

                                    BL HOLDING CORP.



                                    By: /s/ William J. Catacosinos
                                    ------------------------------
                                    Name:   Dr. William J. Catacosinos
                                    Title:  Chief Executive Officer


                                    By: /s/ Kathleen Marion
                                    -----------------------
                                    Name:   Kathleen Marion
                                    Title:  Secretary

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                             MARKETSPAN CORPORATION


                Under Section 805 of the Business Corporation Law
                           of the State of New York

                                   -----------

      MarketSpan Corporation, a corporation organized and existing under the laws of the State of New York (the "Corporation"), does hereby certify as follows:

     FIRST: The present name of the Corporation is MarketSpan Corporation. The Corporation was formed under the name "BL Holding Corp."

      SECOND: The Certificate of Incorporation of the Corporation was filed with the New York Department of State on April 16, 1998. A Certificate of Amendment of the Certificate of Incorporation was filed with the New York Department of State on May 26, 1998.

     THIRD: The amendment of the Certificate of Incorporation of the Corporation effected by this Certificate of Amendment is as follows:

      To add  provisions  stating  the  number,  designation,  relative  rights, preferences, and limitations of the shares of the Series A ESOP Convertible Preferred Stock, Series AA Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, as fixed by the Board of Directors of the Corporation.

     FOURTH:  To  accomplish  the  foregoing   amendment,   Article  IV  of  the
Certificate of Incorporation of the Corporation, relating to the capital stock of the Corporation is hereby amended as follows:

      A Section 5 shall be  inserted  at the end of such  Article  IV,  and such
      Section 5 shall read in its entirety as follows:

"SECTION 5. The designations, and relative, distribution, dividend, liquidation and other rights, preferences and limitations of each series of Preferred Stock are as follows:


PART A.           SERIES A ESOP CONVERTIBLE PREFERRED STOCK

1.    Designation and Issuance

      (A) One hundred thousand (100,000) shares of Preferred Stock are hereby designated as Series A ESOP Convertible Preferred Stock (hereinafter referred to as "Series A Preferred Stock"). Such number of shares may be increased or decreased by resolution of the Board of Directors, but no such decrease shall reduce the number of shares of Series A Preferred Stock to a number less than that of the shares then outstanding plus the number of shares issuable upon exercise of any rights, options or warrants or upon conversion of outstanding securities issued by the Corporation. All shares of Series A Preferred Stock redeemed or purchased by the Corporation shall be retired and shall be restored to the status of authorized but unissued shares of Preferred Stock.

      (B) Shares of Series A Preferred Stock shall be issued only to a trustee or trustees acting on behalf of an employee benefit plan of the Corporation or any subsidiary or affiliated entity (a "Plan"). In the event of any sale, transfer or other disposition (hereinafter for purposes of this Part A, a "transfer") of shares of Series A Preferred Stock to any person other than any trustee or trustees of any Plan, the shares of Series A Preferred Stock so transferred, upon such transfer and without any further action by the Corporation or the holder, shall be automatically converted into shares of Common Stock at the Conversion Price (as hereinafter defined) and on the terms otherwise provided for the conversion of shares of Series A Preferred Stock into shares of Common Stock pursuant to Subsection 5 of this Part A and no such transferee shall have any of the voting powers, preferences and relative, participating, optional or special rights ascribed to shares of Series A Preferred Stock hereunder but, rather, only the powers and rights pertaining to the Common Stock into which such shares of Series A Preferred Stock shall be so converted. In the event of such a conversion, such transferee shall be treated for all purposes as the record holder of the shares of Common Stock into which the Series A Preferred Stock shall have been converted as of the date of such conversion. Certificates representing shares of Series A Preferred Stock shall be legended to reflect such restrictions on transfer. Notwithstanding the foregoing provisions of this Subsection 1, shares of Series A Preferred Stock
(i) may be converted into shares of Common Stock as provided by Subsection 5 of this Part A and the shares of Common Stock issued upon such conversion may be transferred by the holder thereof as permitted by law and (ii) shall be redeemable by the Corporation upon the terms and conditions provided by Subsections 6, 7 and 8 of this Part A.

2.    Dividends and Distributions

      (A)(1) Subject to the provisions for adjustment hereinafter set forth in this Part A, the holders of shares of Series A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available therefor, cash dividends ("Regular

Preferred Dividends") in an amount per share initially equal to $6.00 per share per annum, subject to adjustment from time to time as hereinafter provided, and no more, except as provided in paragraph (A)(2) of this Subsection 2 (such amount, as adjusted from time to time, being hereinafter referred to, for purposes of this Part A, as the "Regular Preferred Dividend Rate"), payable semiannually in arrears, one-half on March 1, and one-half on September 1 of each year (each a "Series A Dividend Payment Date") commencing on September 1, 1998, to holders of record at the start of business on such Series A Dividend Payment Date. Regular Preferred Dividends shall begin to accrue on outstanding shares of Series A Preferred Stock from the date of issuance of such shares of Series A Preferred Stock. Regular Preferred Dividends shall accrue on a daily basis, based on the Regular Preferred Dividend Rate in effect on such date, whether or not the Corporation shall have earnings or surplus at the time, computed on the basis of a 360-day year of 30-day months in case of any period less than a full semiannual period. Accrued but unpaid Regular Preferred Dividends shall cumulate as of the Series A Dividend Payment Date on which they first become payable, but no interest shall accrue on accumulated but unpaid Regular Preferred Dividends.

      (2) In the event that for any period of six (6) months preceding any Series A Dividend Payment Date the aggregate fair value (as determined by the Board of Directors) of all dividends and other distributions declared per share of Common Stock during such six month period multiplied by the number of shares of Common Stock into which a share of Series A Preferred Stock was convertible on the appropriate dividend payment date for the Common Stock shall exceed the amount of the Regular Preferred Dividends accrued on a share of Series A Preferred Stock during such six month period, the holders of shares of the Series A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available therefore, cash dividends (the "Supplemental Preferred Dividends") in an amount per share (with appropriate adjustments to reflect any stock split or combination of shares or other adjustment provided for in Subsection 9 of this Part A) equal to the amount of such excess up to but not exceeding (x) the product of two percent (2%) times the average of the Fair Market Values of the number of shares of Common Stock into which a share of Series A Preferred Stock was convertible on the day next preceding the ex-dividend date for each such dividend and the distribution date for each such distribution on the Common Stock of the Corporation minus (y) such amount of accrued Regular Preferred Dividends. The calculation of each Supplemental Preferred Dividend shall be subject to adjustment corresponding to the adjustments provided in Subsection 9 of this Part A. Supplemental Preferred Dividends shall accrue and cumulate as of the close of each relevant six month period and shall be payable on the Series A Dividend Payment Date next following the close of any such six month period, but no interest shall accrue on accumulated but unpaid Supplemental Preferred Dividends and no Supplemental Preferred Dividends shall accrue in respect of any period of less than six months.

      (B)(1) No full dividends shall be declared or paid or set apart for payment on any shares ranking, as to dividends, on a parity with or junior to the Series A Preferred Stock, for any period unless full cumulative dividends (which for all purposes of this resolution shall include Regular Preferred Dividends and Supplemental Preferred Dividends) have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series A Preferred Stock for all Series A Dividend Payment Dates occurring on or prior to the date of payment of such full dividends. When dividends are not paid in full, as aforesaid, upon the shares of Series A Preferred Stock and any other shares ranking, as to dividends, on a parity with Series A Preferred Stock, all dividends declared upon shares of Series A Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on Series A Preferred Stock and such other parity shares shall in all cases bear to each other the same ratio that accumulated dividends per share on the shares of Series A Preferred Stock and such other parity shares bear to each other. Except as otherwise provided herein, holders of shares of Series A Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or shares, in excess of full cumulative dividends, as herein provided, on Series A Preferred Stock.

      (B)(2) So long as any shares of Series A Preferred Stock are outstanding, no dividend (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock or other shares ranking junior to Series A Preferred Stock as to dividends and upon liquidation and other than as provided in paragraph (B)(1) of this Subsection 2) shall be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock or upon any other shares ranking junior to or on a parity with Series A Preferred Stock as to dividends or upon liquidation, nor shall any Common Stock or any other shares of the Corporation ranking junior to or on a parity with Series A Preferred Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation (except by conversion into or exchange for shares of the Corporation ranking junior to Series A Preferred Stock as to dividends and upon liquidation) unless, in each case, the full cumulative dividends on all outstanding shares of Series A Preferred Stock shall have been paid.

      (3) Any dividend payment made on shares of Series A Preferred Stock shall first be credited against the earliest accumulated but unpaid dividend due with respect to shares of Series A Preferred Stock.

3.    Liquidation Preference

      (A) In the event of any dissolution or liquidation of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of any series or class or classes of stock of the corporation ranking junior to Series A Preferred Stock upon dissolution or liquidation, the holders of Series A Preferred Stock shall be entitled to receive the Liquidation Price (as hereinafter defined) per share in effect at the time of dissolution or liquidation, plus an amount equal to all dividends accrued (whether or not accumulated) and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payments. The Liquidation Price per share which holders of Series A Preferred Stock shall receive upon dissolution or liquidation shall be equal to $100, subject to adjustment as hereinafter provided in this Part A. If, upon any dissolution or liquidation of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of Series A Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares ranking as to dissolution or liquidation, on a parity with Series A Preferred Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of Series A Preferred Stock and any such other shares ratably in accordance with the respective amounts which would be payable on such shares of Series A Preferred Stock and any such other shares if all amounts payable thereon were paid in full. For the purposes of this Subsection 3, a consolidation or merger of the Corporation with one or more corporations shall not be deemed to be a dissolution or liquidation, voluntary or involuntary.

      (B) Subject to the rights of the holders of shares of any series or class or classes of stock ranking on a parity with or prior to Series A Preferred Stock, upon any dissolution or liquidation of the Corporation, after payment shall have been made in full to the holders of Series A Preferred Stock as provided in this Subsection 3, but not prior thereto, any other series or class or classes of stock ranking junior to Series A Preferred Stock upon dissolution or liquidation shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of Series A Preferred Stock shall not be entitled to share therein.

4.    Ranking and Voting of Shares

      (A) Any shares of the Corporation shall be deemed to rank:

       (1) on a parity with Series A Preferred Stock as to dividends or as to distribution of assets upon dissolution or liquidation, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share thereof be different from those of Series A Preferred Stock, if the holders of such class of stock and Series A Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution or liquidation, as the case may be, in proportion to their respective dividend or liquidation amounts, as the case may be, without preference or priority one over the other, and

      (2) junior to Series A Preferred Stock as to dividends or as to the distribution of assets upon dissolution or liquidation, if such shares shall be Common Stock or if the holders of Series A Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon dissolution or liquidation, as the case may be, in preference or priority to the holders of such shares.

       (B) The holders of shares of Series A Preferred Stock shall have the following voting rights:

      (1) Except as otherwise required by law or set forth herein, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for the taking of any corporate action, including the issuance of any preferred stock now or hereafter authorized; PROVIDED, HOWEVER, that the vote of at least 66-2/3% of the outstanding shares of Series A Preferred Stock, voting separately as a series, shall be necessary to approve any alteration, amendment or repeal of any provision of the Certificate of Incorporation or any alteration, amendment or repeal of any provision of the Certificate of Incorporation relating to the designation, preferences and rights of Series A Preferred Stock (including any such alteration, amendment or repeal effected by any merger or consolidation in which the Corporation is the surviving or resulting corporation), if such amendment, alteration or repeal would alter or change the powers, preferences, or special rights of the Series A Preferred Stock so as to affect them adversely.

5.    Conversion into Common Stock

      (A) Holders of shares of Series A Preferred Stock shall be entitled, at any time prior to the close of business on the date fixed for redemption of such shares pursuant to Subsections 6, 7, or 8 of this Part A, to cause any or all of such shares to be converted into shares of Common Stock. The number of shares of Common Stock into which each share of the Series A Preferred Stock may be converted shall be determined by dividing the Liquidation Price in effect at the time of conversion by the Conversion Price (as hereinafter defined) in effect at the time of conversion. The Conversion Price per share at which shares of Common Stock shall be issuable upon conversion of any shares of Series A Preferred Stock shall be 115% of the Current Market Price of the Common Stock on the first day on which the Common Stock is publicly traded, subject to adjustment as hereinafter provided in this Part A.

      (B) Any holder of shares of Series A Preferred Stock desiring to convert such shares into shares of Common Stock shall surrender, if certificated, the certificate or certificates representing the shares of Series A Preferred Stock being converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), or if uncertificated, a duly executed stock power relating thereto, at the principal executive office of the Corporation or the offices of the transfer agent for the Series A Preferred Stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the Series A Preferred Stock by the Corporation or the transfer agent for the Series A Preferred Stock, accompanied by written notice of conversion. Such notice of conversion shall specify (i) the number of shares of Series A Preferred Stock to be converted and the name or names in which such holder wishes the Common Stock and any shares of Series A Preferred Stock not to be so converted to be issued, and (ii) the address to which such holder wishes delivery to be made of a confirmation of such conversion, if uncertificated, or any new certificates which may be issued upon such conversion if certificated.

      (C) Upon surrender, if certificated, of a certificate representing a share or shares of Series A Preferred Stock for conversion, or if uncertificated, of a duly executed stock power relating thereto, the Corporation shall issue and send by hand delivery (with receipt to be acknowledged) or by first class mail, postage prepaid, to the holder thereof or to such holder's designee, at the address designated by such holder, if certificated, a certificate or certificates for, or if uncertificated, confirmation of, the number of shares of Common Stock to which such holder shall be entitled upon conversion. In the event that there shall have been surrendered shares of Series A Preferred Stock, only part of which are to be converted, the Corporation shall issue and deliver to such holder or such holder's designee, if certificated, a new certificate or certificates representing the number of shares of Series A Preferred Stock which shall not have been converted, or if uncertificated, confirmation of the number of shares of Series A Preferred Stock which shall not have been converted.

      (D) The issuance by the Corporation of shares of Common Stock upon a conversion of shares of Series A Preferred Stock into shares of Common Stock made at the option of the holder thereof shall be effective as of the earlier of
(i) the delivery to such holder or such holder's designee of the certificates representing the shares of Common Stock issued upon conversion thereof if certificated or confirmation if uncertificated or (ii) the commencement of business on the second business day after the surrender of the certificate or certificates, if certificated, or a duly executed stock power, if uncertificated, for the shares of Series A Preferred Stock to be converted. On and after the effective date of conversion, the person or persons entitled to receive Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock, but no allowance or adjustment shall be made in respect of dividends payable to holders of Common Stock of record on any date prior to such effective date. The Corporation shall not be obligated to pay any dividends which shall have been declared and shall be payable to holders of shares of Series A Preferred Stock on a Series A Dividend Payment Date if such Series A Dividend Payment Date for such dividend shall be on or subsequent to the effective date of conversion of such shares.

      (E) The Corporation shall not be obligated to deliver to holders of Series A Preferred Stock any fractional share or shares of Common Stock issuable upon any conversion of such shares of Series A Preferred Stock, but in lieu thereof may make a cash payment in respect thereof in any manner permitted by law.

      (F) The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock or treasury Common Stock, solely for issuance upon the conversion of shares of Series A Preferred Stock as herein provided, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series A Preferred Stock then outstanding.

6.    Redemption at the Option of the Corporation

      (A) The Series A Preferred Stock shall be redeemable, in whole or in part, at the option of the Corporation at any time after January 1, 2004, out of funds legally available therefor, at the following redemption prices per share (or if pursuant to paragraph (C) of this Subsection 6, at the redemption price set forth therein):

 DURING THE TWELVE-MONTH
    PERIOD BEGINNING                           PRICE PER SHARE
    ----------------                           ---------------
Jan. 1, 2004                  102% of the Liquidation Price in effect on date fixed for redemption
Jan. 1, 2005                  101% of the Liquidation Price in effect on date fixed for redemption
Jan. 1, 2006                  100% of the Liquidation Price in effect on date fixed for redemption and thereafter at 100% of the Liquidation Price per share in effect on the date fixed for redemption, plus, in each case (including in the case of redemptions pursuant to paragraph (C) or (D) of this Subsection 6), an amount equal to all accrued (whether or not accumulated) and unpaid dividends thereon to the date fixed for redemption. Payment of the redemption price shall be made by the Corporation in cash or shares of Common Stock, or a combination thereof, as permitted by paragraph (D) of this Subsection 6. From and after the date fixed for redemption, dividends on shares of Series A Preferred Stock called for redemption will cease to accrue, such shares will no longer be deemed to be outstanding and all rights in respect of such shares of the Corporation shall cease, except the right to receive the redemption price. If less than all of the outstanding shares of Series A Preferred Stock are to be redeemed, the Corporation shall either redeem a portion of the shares of each holder determined pro rata based on the number of shares held by each holder or shall select the shares to be redeemed by lot, as may be determined by the Board of Directors of the Corporation.

      (B) Unless otherwise required by law, notice of redemption will be sent to the holders of Series A Preferred Stock at the address shown on the books of the Corporation or any transfer agent for Series A Preferred Stock by first class mail, postage prepaid, mailed not less than twenty (20) days nor more than sixty
(60) days prior to the redemption date. Each notice shall state: (i) the redemption date; (ii) the total number of shares of the Series A Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates, if certificated, for such shares are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; (vi) the conversion rights of the shares to be redeemed, the period within which conversion rights may be exercised, and the Conversion Price and number of shares of Common Stock issuable upon conversion of a share of Series A Preferred Stock at the time. Upon surrender of the certificates, if certificated, for any shares so called for redemption, or upon the date fixed for redemption, if uncertificated, such shares if not previously converted shall be redeemed by the Corporation on the date fixed for redemption and at the redemption price set forth in this Subsection 6.

      (C) Notwithstanding anything to the contrary in paragraph (A) of this Subsection 6, in the event that the Plan is terminated, the Corporation may, in its sole discretion, call for redemption any or all of the then outstanding Series A Preferred Stock at a redemption price calculated on the basis of the redemption prices provided in paragraph (A) of this Subsection 6, increased, in each such case, by 50% of the amount thereof in excess of 100%.

      (D) The Corporation, at its option, may make payment of the redemption price required upon redemption of shares of Series A Preferred Stock in cash or in shares of Common Stock, or in a combination of such shares and cash, any such shares of Common Stock to be valued for such purpose at their Fair Market Value as defined in paragraph 9(G)(2) of this Part A; PROVIDED, HOWEVER, that in calculating their Fair Market Value the Adjustment Period shall be deemed to be the five (5) consecutive trading days preceding the date of redemption.

7.    Redemption at the Option of the Holder

      (A) Unless otherwise provided by law, shares of Series A Preferred Stock shall be redeemed by the Corporation out of funds legally available therefor for cash or, if the Corporation so elects, in shares of Common Stock, or a combination of such shares and cash, any such shares of Common Stock to be valued for such purpose as provided by paragraph (D) of Subsection 6 of this Part A, at a redemption price equal to the higher of (x) the Liquidation Price per share in effect on the date fixed for redemption or (y) the Fair Market Value of the number of shares of Common Stock into which each share of Series A Preferred Stock is convertible at the time the notice of such redemption is given plus in either case an amount equal to accrued (whether or not accumulated) and unpaid dividends thereon to the date fixed for redemption, at the option of the holder, at any time and from time to time upon notice to the Corporation given not less than five (5) business days prior to the date fixed by the holder in such notice of redemption, when and to the extent necessary for such holder to provide for distributions required to be made under, or to satisfy an investment election provided to participants in accordance with, the Profit Sharing Plan incorporated in the Employee Savings Plans holder or his affiliates, or any successor plan or when the holder elects to redeem shares of Series A Preferred Stock in respect of any Regular or Supplemental Preferred Dividend (a "Dividend Redemption"). In the case of any Dividend Redemption, such holder shall give the notice specified above within (5) business days after the related Series A Dividend Payment Date and such redemption shall be effective as to such number of shares of Series A Preferred Stock as shall equal (x) the aggregate amount of such Regular or Supplemental Preferred Dividend with respect to shares of Series A Preferred Stock allocated or credited to the accounts of participants in the Plan, or any successor plan divided by (y) the redemption price specified above.

8.    Consolidation, Merger, etc.

      (A) In the event that the Corporation shall consummate any consolidation or merger or similar transaction, however named, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged solely for or changed, reclassified or converted solely into shares of any successor or resulting company (including the Corporation) that constitute "qualifying employer securities" that are common stock with respect to a holder of Series A Preferred Stock within the meanings of Section 409(1) of the Code and Section 407(d)(5) of ERISA, or any successor provision of law, and, if applicable, for a cash payment in lieu of fractional shares, if any, then, in such event, the terms of such consolidation or merger or similar transaction shall provide that the shares of Series A Preferred Stock of such holder shall be converted into or exchanged for and shall become preferred shares of such successor or resulting company, having in respect of such company insofar as possible the same powers, preferences and relative, participating, optional or other special rights (including the redemption rights provided by Subsections 6, 7, and 8 of this Part A), and the qualifications, limitations or restrictions thereon, that the Series A Preferred Stock had immediately prior to such transaction; PROVIDED, HOWEVER, that after such transaction each share of stock into which the Series A Preferred Stock is so converted or for which it is exchanged shall be convertible, pursuant to the terms and conditions provided by Subsection 5 of this Part A, into the number and kind of qualifying employer securities receivable by a holder of the number of shares of Common Stock into which such shares of Series A Preferred Stock could have been converted pursuant to Subsection 5 of this Part A immediately prior to such transaction and provided, further, that if by virtue of the structure of such transaction, a holder of Common Stock is required to make an election with respect to the nature and kind of consideration to be received in such transaction, which election cannot practicably be made by the holders of the Series A Preferred Stock, then such election shall be deemed to be solely for "qualifying employer securities" (together, if applicable, with a cash payment in lieu of fractional shares) with the effect provided above on the basis of the number and kind of qualifying employer securities receivable by a holder of the number of shares of Common Stock into which the shares of Series A Preferred Stock could have been converted pursuant to Subsection 5 of this Part A immediately prior to such transaction (it being understood that if the kind or amount of qualifying employer securities receivable in respect of each share of Common Stock upon such transaction is not the same for each such share, then the kind and amount of qualifying employer securities deemed to be receivable in respect of each share of Common Stock for purposes of this proviso shall be the kind and amount so receivable per share of Common Stock by a plurality of such shares). The rights of the Series A Preferred Stock as preferred shares of such successor resulting company shall successively be subject to adjustments pursuant to Subsection 9 of this Part A after any such transaction as nearly equivalent to the adjustments provided for by such Subsection prior to such transaction. The Corporation shall not consummate any such merger, consolidation or similar transaction unless all the terms of this paragraph 8(A) are complied with.

      (B) In the event that the Corporation shall consummate any consolidation or merger or similar transaction, however named, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged for or changed, reclassified or converted into other shares or securities or cash or any other property, or any combination thereof, other than any such consideration which is constituted solely of qualifying employer securities that are common stock (as referred to in paragraph (A) of this Subsection 8) and cash payments, if applicable, in lieu of fractional shares, outstanding shares of Series A Preferred Stock shall, without any action on the part of the Corporation or any holder thereof (but subject to paragraph (C) of this Subsection 8), be automatically converted immediately prior to the consummation of such merger, consolidation or similar transaction into shares of Common Stock at the conversion rate then in effect so that each share of Series A Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of shares, securities, cash or other property (payable in like kind) receivable by a holder of the number of shares of Common Stock into which such shares of Series A Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election as to the kind or amount of shares, securities, cash or other property receivable upon such transaction (provided that, if the kind or amount of shares, securities, cash or other property receivable upon such transaction is not the same for each non-electing share, then the kind and amount of shares, securities, cash or other property receivable upon such transaction for each non-electing share shall be the kind and amount so receivable per share by a plurality of non-electing shares).

      (C) In the event the Corporation shall enter into any agreement providing for any consolidation or merger or similar transaction described in paragraph
(B) of this Subsection 8, then the Corporation shall as soon as practicable thereafter (and in any event at least ten (10) days before consummation of such transaction) give notice of such agreement and the material terms thereof to each holder of Series A Preferred Stock and each such holder shall have the right to elect, by written notice to the Corporation, to receive, upon consummation of such transaction (if and when such transaction is consummated), out of funds legally available therefor, from the Corporation or the successor of the Corporation, in redemption and retirement of such Series A Preferred Stock, in lieu of any cash or other securities which such holder would otherwise be entitled to receive under paragraph 8(B) of this Part A, a cash payment equal to the redemption price specified in paragraph (A) of Subsection 6 of this Part A in effect on the date of the consummation of such transaction plus an amount equal to all accrued (whether or not accumulated) and unpaid dividends. No such notice of redemption shall be effective unless given to the Corporation prior to the close of business of the fifth business day prior to consummation of such transaction, unless the Corporation or the successor of the Corporation shall waive such prior notice, but any notice or redemption so given prior to such time may be withdrawn by notice of withdrawal given to the Corporation prior to the close of business on the fifth business day prior to consummation of such transaction.

9.    Anti-dilution Adjustments

      (A)(1)Subject to the provisions of paragraph 9(E) of this Part A, in the event the Corporation shall, at any time or from time to time while any of the shares of the Series A Preferred Stock are outstanding, (i) pay a dividend or make a distribution in respect of the Common Stock in shares of Common Stock or
(ii) subdivide the outstanding shares of Common Stock into a greater number of shares, in each case whether by reclassification of shares, recapitalization of the Corporation (excluding a recapitalization or reclassification effected by a merger or consolidation to which Subsection 8 of this Part A applies) or otherwise, then, in such event, the Board of Directors shall, to the extent legally permissible, declare a dividend in respect of the Series A Preferred Stock in shares of Series A Preferred Stock (a "Special Dividend") in such a manner that a holder of Series A Preferred Stock will become a holder of that number of shares of Series A Preferred Stock equal to the product of the number of such shares held prior to such event times a fraction (the "Sec. 9(A) Non-Dilutive Share Fraction"), the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock outstanding immediately before such event. A Special Dividend declared pursuant to this paragraph 9(A)(1) shall be effective, upon payment of such dividend or distribution in respect of the Common Stock, as of the record date for the determination of shareholders entitled to receive such dividend or distribution (on a retroactive basis), and in the case of a subdivision shall become effective immediately as of the effective date thereof. Concurrently with the declaration of the Special
Dividend pursuant to this paragraph 9(A)(1), the Conversion Price, the Liquidation Price and the Regular Preferred Dividend Rate of all shares of Series A Preferred Stock shall be adjusted by dividing the Conversion Price, the Liquidation Price and the Regular Preferred Dividend Rate, respectively, in effect immediately before such event by the Sec. 9(A) Non-Dilutive Share Fraction.

      (2) The Corporation and the Board of Directors shall each use its best efforts to take all necessary or appropriate action for declaration of the Special Dividend provided in paragraph 9(A)(1) of this Part A but shall not be required to call a special meeting of shareholders in order to implement the provisions thereof. If for any reason the Board of Directors is precluded from giving full effect to the Special Dividend provided in paragraph 9(A)(1) of this Part A, then no such Special Dividend shall be declared, but instead the Conversion Price shall automatically be adjusted by dividing the Conversion Price in effect immediately before the event by the Sec. 9(A) Non-Dilutive Share Fraction and the Liquidation Price and the Regular Preferred Dividend Rate will not be adjusted. An adjustment to the Conversion Price made pursuant to this paragraph 9(A)(2) shall be given effect, upon payment of such a dividend or distribution, as of the record date for the determination of holders entitled to receive such dividend or distribution (on a retroactive basis), and in the case of a subdivision shall become effective immediately as of the effective date thereof. If subsequently the Board of Directors is able to give full effect to the Special Dividend as provided in paragraph 9(A)(1) of this Part A, then such Special Dividend will be declared and other adjustments will be made in accordance with the provisions of paragraph 9(A)(1) of this Part A and the adjustment in the Conversion Price as provided in this paragraph 9(A)(2) will automatically be reversed and nullified prospectively.

      (3) Subject to the provisions of paragraph 9(E) of this Part A, in the event the Corporation shall, at any time or from time to time while any of the shares of the Series A Preferred Stock are outstanding, combine the outstanding shares of Common Stock into a lesser number of shares, whether by reclassification of shares, recapitalization of the Corporation (excluding a recapitalization or reclassification effected by a merger, consolidation or other transaction to which Subsection 8 of this Part A applies) or otherwise, then, in such event, the Conversion Price shall automatically be adjusted by dividing the Conversion Price in effect immediately before such event by the Sec. 9(A) Non-Dilutive Share Fraction and the Liquidation Price and the Regular Preferred Dividend Rate will not be adjusted. An adjustment to the Conversion Price made pursuant to this paragraph 9(A)(3) shall be given effect immediately as of the effective date of such combination.

      (B)(1)Subject to the provisions of paragraph 9(E) of this Part A, in the event the Corporation shall, at any time or from time to time while any of the shares of Series A Preferred Stock are outstanding, issue to holders of shares of Common Stock as a dividend or distribution, including by way of a reclassification of shares or a recapitalization of the Corporation, any right or warrant to purchase shares of Common Stock (but not including as a right or warrant for this purpose any security convertible into or exchangeable for shares of Common Stock) for a consideration having a Fair Market Value (as hereinafter defined) per share less than the Fair Market Value of a share of Common Stock on the date of issuance of such right or warrant, then, in such event, the Board of Directors shall, to the extent legally permissible, declare a dividend in respect of the Series A Preferred Stock in shares of Series A Preferred Stock (a "Special Dividend") in such a manner that a holder of Series A Preferred Stock will become a holder of that number of shares of Series A Preferred Stock equal to the product of the number of such shares held prior to such event times a fraction (the "Sec. 9(B) Non-Dilutive Share Fraction"), the numerator of which is the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the maximum number of shares of Common Stock that could be acquired upon exercise in full of all such rights and warrants and the denominator of which is the number of shares of Common Stock outstanding immediately before such issuance of warrants or rights plus the number of shares of Common Stock which could be purchased at the Fair Market Value of a share of Common Stock at the time of such issuance for the maximum aggregate consideration payable upon exercise in full of all such rights and warrants. A Special Dividend declared pursuant to this paragraph 9(B)(1) shall be effective upon such issuance of rights or warrants. Concurrently with the declaration of the Special Dividend pursuant to this paragraph 9(B)(1), the Conversion Price, the Liquidation Price and the Regular Preferred Dividend Rate of all shares of Series A Preferred Stock shall be adjusted by dividing the Conversion Price, the Liquidation Price and the Regular Preferred Dividend Rate, respectively, in effect immediately before such event by the Sec. 9(B) Non-Dilutive Share Fraction.

      (2) The Corporation and the Board of Directors shall each use its best efforts to take all necessary steps or to take all actions as are reasonably necessary or appropriate for declaration of the Special Dividend provided in paragraph 9(B)(1) but shall not be required to call a special meeting of shareholders in order to implement the provisions thereof. If for any reason the Board of Directors is precluded from giving full effect to the Special Dividend provided in paragraph 9(B)(1) of this Part A, then no such Special Dividend shall be declared, but instead the Conversion Price shall automatically be adjusted by dividing the Conversion Price in effect immediately before the event by the Sec. 9(B) Non-Dilutive Share Fraction and the Liquidation Price and the Preferred Dividend Rate will not be adjusted. An adjustment to the Conversion Price made pursuant to this paragraph 9(B)(2) of this Part A shall be given effect upon such issuance of rights or warrants. If subsequently the Board of Directors is able to give full effect to the Special Dividend as provided in paragraph 9(B)(1) of this Part A, then such Special Dividend will be declared and other adjustments will be made in accordance with the provisions of paragraph 9(B)(1) of this Part A and the adjustment in the Conversion Price as provided in this paragraph 9(B)(2) will automatically be reversed and nullified prospectively.

      (C) (1) (i) Subject to the provisions of paragraph 9(E) of this Part A, in the event the Corporation shall, at any time or from time to time while any of the shares of Series A Preferred Stock are outstanding, issue, sell or exchange shares of Common Stock (other than pursuant to (x) any right or warrant to purchase or acquire shares of Common Stock (including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock), (y) any rights agreement designated by the Board of Directors, or (z) any employee or director incentive, compensation or benefit plan or arrangement of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted) at a purchase price per share less than the Fair Market Value of a share of Common Stock on the date of such issuance, sale or exchange, then, in such event, the Board of Directors shall, to the extent legally permissible, declare a dividend in respect of the Series A Preferred Stock in shares of Series A Preferred Stock (a "Special Dividend") in such a manner that a holder of Series A Preferred Stock will become the holder of that number of shares of Series A Preferred Stock equal to the product of the number of such shares held prior to such event times a fraction (the "Sec. 9(C)(1)(i) Non-Dilutive Share Fraction"), the numerator of which is the number of shares of Common Stock outstanding immediately before such issuance, sale or exchange plus the number of shares of Common Stock so issued, sold or exchanged and the denominator of which is the number of shares of Common Stock outstanding immediately before such issuance, sale or exchange plus the number of shares of Common Stock which could be purchased at the Fair Market Value of a share of Common Stock at the time of such issuance, sale or exchange for the maximum aggregate consideration paid therefor.

      (ii) In the event that the Corporation shall, at any time or from time to time while any Series A Preferred Stock is outstanding, issue, sell or exchange any right or warrant to purchase or acquire shares of Common Stock (including as such a right or warrant of any security convertible into or exchangeable for shares of Common Stock other than pursuant to (x) any employee or director incentive, compensation or benefit plan or arrangement of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted, (y) any rights agreement designated by the Board of Directors, and (z) any dividend or distribution on shares of Common Stock contemplated in paragraph (9)(A)(1) of this Part A for a consideration having a Fair Market Value, on the date of such issuance, sale or exchange, less than the Non-Dilutive Amount (as hereinafter defined), then, in such event, the Board of Directors shall, to the extent legally permissible, declare a dividend in respect of the Series A Preferred Stock in shares of Series A Preferred Stock (a "Special Dividend") in such a manner that a holder of Series A Preferred Stock will become the holder of that number of shares of Series A Preferred Stock equal to the product of the number of such shares held prior to such event times a fraction (the "Sec. 9(C)(1)(ii) Non- Dilutive Share Fraction"), the numerator of which is the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the maximum number of shares of Common Stock that could be acquired upon exercise in full of all such rights and warrants and the denominator of which is the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the number of shares of Common Stock which could be purchased at the Fair Market Value of a share of Common Stock at the time of such issuance for the total of (x) the maximum aggregate consideration payable at the time of the issuance, sale or exchange of such right or warrant and (y) the maximum aggregate consideration payable upon exercise in full of all such rights or warrants.

      (iii) A Special Dividend declared pursuant to this paragraph 9(C)(1) shall be effective upon the effective date of such issuance, sale or exchange. Concurrently with the declaration of the Special Dividend pursuant to this paragraph 9(C)(1), the Conversion Price, the Liquidation Price and the Regular
Preferred Dividend Rate of all shares of Series A Preferred Stock shall be adjusted by dividing the Conversion Price, the Liquidation Price and the Regular Preferred Dividend Rate, respectively, in effect immediately before such event by the Sec. 9(C)(1)(i) Non- Dilutive Share Fraction or Sec. 9(C)(1)(ii) Non-Dilutive Share Fraction, as the case may be.

      (2) The Corporation and the Board of Directors shall each use its best efforts to take all necessary steps or to take all actions as are reasonably necessary or appropriate for declaration of the Special Dividend provided in paragraph 9(C)(1)(i) or (ii) of this Part A but shall not be required to call a special meeting of shareholders in order to implement the provisions thereof. If for any reason the Board of Directors is precluded from giving full effect to any Special Dividend provided in paragraph 9(C)(1) of this Part A, then no such Special Dividend shall be declared, but instead the Conversion Price shall automatically be adjusted by dividing the Conversion Price in effect immediately before the event by the Sec. 9(C)(1)(i) Non-Dilutive Share Fraction or Sec. 9(C)(1)(ii) Non-Dilutive Share Fraction, as the case may be, and the Liquidation Price and the Regular Preferred Dividend Rate will not be adjusted. An adjustment to the Conversion Price made pursuant to this paragraph 9(C)(2) shall be given effect upon the effective date of such issuance, sale or exchange. If subsequently the Board of Directors is able to give full effect to the Special Dividend as provided in paragraph 9(C)(1) of this Part A, then such

Special Dividend will be declared and other adjustments will be made in accordance with the provisions of paragraph 9(C)(1) of this Part A and the adjustment in the Conversion Price as provided in this paragraph 9(C)(2) will automatically be reversed and nullified prospectively.

      (D)(1)Subject to the provisions of paragraph 9(E), in the event the Corporation shall, at any time or from time to time while any of the shares of Series A Preferred Stock are outstanding, make an Extraordinary Distribution (as hereinafter defined of this Part A) in respect of the Common Stock, whether by dividend, distribution, reclassification of shares or recapitalization of the Corporation (including capitalization or reclassification effected by a merger or consolidation to which Subsection 8 of this Part A does not apply) or effect a Pro Rata Repurchase (as hereinafter defined in this Part A) of Common Stock, then, in such event, the Board of Directors shall, to the extent legally permissible, declare a dividend of Series A Preferred Stock (a "Special Dividend") in such a manner that a holder of Series A Preferred Stock will become a holder of that number of shares of Series A Preferred Stock equal to the product of the number of such shares held prior to such event times a fraction (the "Sec. 9(D) Non-Dilutive Share Fraction"), the numerator of which is the product of (a) the number of shares of Common Stock outstanding immediately before such Extraordinary Distribution or Pro Rata Repurchase minus, in the case of a Pro Rata Repurchase, the number of shares of Common Stock repurchased by the Corporation multiplied by (b) the Fair Market Value of a share of Common Stock on the day before the ex-dividend date with respect to an Extraordinary Distribution which is paid in cash and on the distribution date with respect to an Extraordinary Distribution which is paid other than in cash, or on the applicable expiration date (including all extensions thereof) of any tender offer which is a Pro Rata Repurchase or on the date of purchase with respect to any Pro Rata Repurchase which is not a tender offer, as the case may be, and the denominator of which is (i) the product of (x) the number of shares of Common Stock outstanding immediately before such Extraordinary Distribution or Pro Rata Repurchase multiplied by (y) the Fair Market Value of a share of Common Stock on the day before the ex-dividend date with respect to an Extraordinary Distribution which is paid in cash and on the distribution date with respect to an Extraordinary Distribution which is paid other than in cash, or on the applicable expiration date (including all extensions thereof) of any tender offer which is a Pro Rata Repurchase, or on the date of purchase with respect to any Pro Rata Repurchase which is not a tender offer, as the case may be, minus (ii) the Fair Market Value of the Extraordinary Distribution or the aggregate purchase price of the Pro Rata Repurchase, as the case may be. The Corporation shall send each holder of Series A Preferred Stock (i) notice of its intent to make any Extraordinary Distribution and (ii) notice of any offer by the Corporation to make a Pro Rata Repurchase, in each case at the same time as, or as soon as practicable after, such offer is first communicated to holders of Common Stock or, in the case of an Extraordinary Distribution, the announcement of a record date in accordance with the rules of any stock exchange on which the Common Stock is listed or admitted to trading. Such notice shall indicate the intended record date and the amount and nature of such dividend or distribution, or the number of shares subject to such offer for a Pro Rata Repurchase and the purchase price payable by the Corporation pursuant to such offer, as well as the Conversion Price and the number of shares of Common Stock into which a share of Series A Preferred Stock may be converted at such time. Concurrently with the Special Dividend paid pursuant to this paragraph 9(D)(1), the Conversion Price, the Liquidation Price and the Regular Preferred Dividend Rate of all shares of Series A Preferred Stock shall be adjusted by dividing the Conversion Price, the

Liquidation Price and the Regular Preferred Dividend Rate, respectively, in effect immediately before such Extraordinary Distribution or Pro Rata Repurchase by the Sec. 9(D) Non-Dilutive Share Fraction determined pursuant to this paragraph 9(D)(1).

      (2) The Corporation and the Board of Directors shall each use its best efforts to take all necessary steps or to take all actions as are reasonably necessary or appropriate for declaration of the Special Dividend provided in paragraph 9(D)(1) of this Part A but shall not be required to call a special meeting of shareholders in order to implement the provisions thereof. If for any reason the Board of Directors is precluded from giving full effect to the Special Dividend provided in paragraph 9(D)(1) of this Part A, then no such Special Dividend shall be declared, but instead the Conversion Price shall automatically be adjusted by dividing the Conversion Price in effect immediately before the event by the Sec. 9(D) Non-Dilutive Share Fraction, and the Liquidation Price and the Regular Preferred Dividend Rate will not be adjusted. If subsequently the Board of Directors is able to give full effect to the Special Dividend as provided in paragraph 9(D)(1) of this Part A, then such Special Dividend will be declared and other adjustments will be made in accordance with the provisions of paragraph 9(D)(1) of this Part A and the adjustment in the Conversion Price as provided in this paragraph 9(D)(2) will automatically be reversed and nullified prospectively.

      (E) Notwithstanding any other provision of this Subsection 9, the Corporation shall not be required to make (i) any Special Dividend or any adjustment of the Conversion Price, the Liquidation Price or the Regular Preferred Dividend Rate unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of shares of Series A Preferred Stock outstanding or, (ii) if no additional shares of Series A Preferred Stock are issued, any adjustment of the Conversion Price unless such adjustment would require an increase or decrease of at least one percent (1%) in the Conversion Price. Any lesser adjustment shall be carried forward and shall be made no later than the time of, and together with, the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least one percent (1%) of the number of Series A Preferred Shares outstanding or, if no additional shares of Series A Preferred Stock are being issued, an increase or decrease of at least one percent (1%) of the Conversion Price, whichever the case may be.

      (F) If the Corporation shall make any dividend or distribution on the Common Stock or issue any Common Stock, other capital stock or other security of the Corporation or any rights or warrants to purchase or acquire any such security, which transaction does not result in an adjustment to the number of shares of Series A Preferred Stock outstanding or the Conversion Price pursuant to the foregoing provisions of this Subsection 9, the Board of Directors of the Corporation may, in its sole discretion, consider whether such action is of such a nature that some type of equitable adjustment should be made in respect of such transaction. If in such case the Board of Directors of the Corporation determines that some type of adjustment should be made, an adjustment shall be made effective as of such date as determined by the Board of Directors of the Corporation. The determination of the Board of Directors of the Corporation as to whether some type of adjustment should be made pursuant to the foregoing provisions of this paragraph 9(F), and, if so, as to what adjustment should be made and when, shall be final and binding on the Corporation and all shareholders of the Corporation. The Corporation shall be entitled to make such additional adjustments, in addition to those required by the foregoing provisions of this Subsection 9, as shall be necessary in order that any dividend or distribution in shares of capital stock of the Corporation, subdivision, reclassification or combination of shares of the Corporation or any recapitalization of the Corporation shall not be taxable to holders of the Common Stock.

      (G) For purposes of this Part A, the following definitions shall apply:

      (1) "Extraordinary Distribution" shall mean any dividend or other distribution to holders of Common Stock (effected while any of the shares of Series A Preferred Stock are outstanding) of (i) cash or (ii) any shares of capital stock of the Corporation (other than shares of Common Stock), other securities of the Corporation (other than securities of the type referred to in paragraph (B) of this Subsection 9), evidences of indebtedness of the Corporation or any other person or any other property (including shares of any subsidiary of the Corporation), or any combination thereof, where the aggregate amount of such cash dividend or other distribution together with the amount of all cash dividends and other distributions made during the preceding period of twelve (12) months, when combined with the aggregate amount of all Pro Rata Repurchases (for this purpose, including only that portion of the aggregate purchase price of such Pro Rata Repurchase which is in excess of the Fair Market Value of the Common Stock repurchased as determined on the applicable expiration date) (including all extensions thereof) of any tender offer or exchange offer which is a Pro Rata Repurchase, or the date of purchase with respect to any other Pro Rata Repurchase which is not a tender offer or exchange offer made during such period, exceeds twelve and one-half percent (12 1/2%) of the aggregate Fair Market Value of all shares of Common Stock outstanding on the day before the ex-dividend date with respect to such Extraordinary Distribution which is paid in cash and on the distribution date with respect to an Extraordinary Distribution which is paid other than in cash. The Fair Market Value of an Extraordinary Distribution for purposes of paragraph (D) of this Subsection 9 shall be the sum of the Fair Market Value of such Extraordinary Distribution plus the aggregate amount of any cash dividends or other distributions which are not Extraordinary Distributions made during such twelve month period and not previously included in the calculation of an adjustment pursuant to paragraph (D) of this Subsection 9, but shall exclude the aggregate amount of regular quarterly dividends declared by the Board of Directors and paid by the Corporation in such twelve month period.

      (2) "Fair Market Value" shall mean, as to shares of Common Stock or any other class of capital stock or securities of the Corporation or any other issuer which are publicly traded, the average of the Current Market Prices (as hereinafter defined in this Part A) of such shares or securities for each day of the Adjustment Period (as hereinafter defined in this Part A). "Current Market Price" of publicly traded shares of Common Stock or any other class of capital stock shall mean the last reported sales price, regular way, or, in case no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange Composite Tape or, if such security is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which such security is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the NASDAQ National Market System or, if such security is not quoted on such National Market System, the average of the closing bid and asked prices on each such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on each such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm regularly making a market in such security selected for such purpose by the board of Directors of the Corporation on each trading day during the Adjustment Period. "Adjustment Period" shall mean the period of five consecutive trading days, selected by the Board of Directors of the Corporation, during the (20) trading days preceding, and including, the date as of which the Fair Market Value of a security is to be determined. The "Fair Market Value" of any security which is not publicly traded or of any other property shall mean the fair value thereof as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board of Directors of the Corporation, or, if no such investment banking or appraisal firm is in the good faith judgment of the Board of Directors available to make such determination, as determined in good faith by the Board of Directors of the Corporation.

      (3) "Non-Dilutive Amount" in respect of an issuance, sale or exchange by the Corporation of any right or warrant to purchase or acquire shares of Common Stock (including any security convertible into or exchangeable for shares of Common Stock) shall mean the difference between (i) the product of the Fair
Market Value of a share of Common Stock on the day preceding the first public announcement of such issuance, sale or exchange multiplied by the maximum number of shares of Common Stock which could be acquired on such date upon the exercise in full of such rights or warrants (including upon the conversion or exchange of all such convertible or exchangeable securities), whether or not exercisable (or convertible or exchangeable) at such date, and (ii) the aggregate amount payable pursuant to such right or warrant to purchase or acquire such maximum number of shares of Common Stock; PROVIDED, HOWEVER, that in no event shall the Non-Dilutive Amount be less than zero. For purposes of the foregoing sentence, in the case of a security convertible into or exchangeable for shares of Common Stock, the amount payable pursuant to a right or warrant to purchase or acquire shares of Common Stock shall be the Fair Market Value of such security on the date of the issuance, sale or exchange of such security by the Corporation.

      (4) "Pro Rata Repurchase" shall mean any purchase of shares of Common Stock by the Corporation or any subsidiary thereof, whether for cash, shares of capital stock of the Corporation, other securities of the Corporation, evidences of indebtedness of the Corporation or any other person or any other property (including shares of a subsidiary of the Corporation), or any combination thereof, effected while any of the shares of Series A Preferred Stock are outstanding, pursuant to any tender offer or exchange offer subject to Section 13(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision of law, or pursuant to any other offer available to substantially all holders of Common Stock; PROVIDED, HOWEVER, that no purchase of shares by the Corporation or any subsidiary thereof made in open market transactions shall be deemed a Pro Rata Repurchase. For purposes of this paragraph 9(G), shares shall be deemed to have been purchased by the Corporation of any subsidiary thereof "in open market transactions" if they have been purchased substantially in accordance with the requirements of Rule 10b-18 as in effect under the Exchange Act on the date shares of Series A Preferred Stock are initially issued by the Corporation or on such other terms and conditions as the Board of Directors of the Corporation shall have determined are reasonably designed to prevent such purchases from having a material effect on the trading market for the Common Stock.

      (H) Whenever an adjustment increasing the number of shares of Series A Preferred Stock outstanding is required pursuant to this Part A, the Board of Directors shall take action as is necessary so that a sufficient number of shares of Series A Preferred Stock are designated with respect to such increase resulting from such adjustment. Whenever an adjustment to the Conversion Price, the Liquidation Price or the Regular Preferred Dividend Rate of the Series A Preferred Stock is required pursuant hereto, the Corporation shall forthwith place on file with the transfer agent for the Common Stock and the Series A Preferred Stock, if there be one, and with the Treasurer of the Corporation, a statement signed by the Treasurer or any Assistant Treasurer of the Corporation stating the adjusted Conversion Price, Liquidation Price and Regular Preferred Dividend Rate determined as provided herein. Such statement shall set forth in reasonable detail such facts as shall be necessary to show the reason and the manner of computing such adjustment, including any determination of Fair Market Value involved in such computation. Promptly after each adjustment to the number of shares of Series A Preferred Stock outstanding, the Conversion Price, the Liquidation Price or the Regular Preferred Dividend Rate, the Corporation shall mail a notice thereof of the then prevailing number of shares of Series A Preferred Stock outstanding, the Conversion Price, the Liquidation Price and the Regular Preferred Dividend Rate to each holder of shares of Series A Preferred Stock.

10.   Miscellaneous

      (A) All notices referred to in this Part A shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three (3) business days after the mailing thereof if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms hereof) with postage pre-paid, addressed: (i) if to the Corporation, to its office at 175 East Old Country Road, Hicksville, New York 11801 (Attention: Treasurer) or to the transfer agent for the Series A Preferred Stock, or other agent of the Corporation designated as permitted hereby or (ii) if to any holder of the Series A Preferred Stock or Common Stock, as the case may be, to such holder at the address of such holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Series A Preferred Stock or Common Stock, as the case may
be) or (iii) to such other address as the Corporation or any such holder, as the case may be, shall have designated by notice similarly given.

      (B) The term "Common Stock" as used in this Part A means the Corporation's Common Stock, par value $.01 per share, as the same exists at the date of filing of this Certificate pursuant to Section 805 of the Business Corporation Law of the State of New York, or any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to without par value, or from without par value to par value. In the event that, at any time as a result of an adjustment made pursuant to Subsection 9 of this Part A, the holder of any shares of the Series A Preferred Stock upon thereafter surrendering such shares for conversion shall become entitled to receive any shares or other securities of the Corporation other than shares of Common Stock, the anti-dilution provisions contained in Subsection 9 of this Part A shall apply in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock, and the provisions of Subsections 1 through 8 and 10 of this Part A with respect to the Common Stock shall apply on like or similar terms to any such other shares or securities.

      (C) The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series A Preferred Stock or shares of Common Stock or other securities issued on account of Series A Preferred Stock pursuant thereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax which may be payable in respect to any transfer involved in the issuance or delivery of shares of Series A Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Series A Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person with respect to any such shares or securities other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery of payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

      (D) In the event that a holder of shares of Series A Preferred Stock shall not by written notice designate the name in which shares of Common Stock to be issued upon conversion of such shares should be registered or to whom payment upon redemption of shares of Series A Preferred Stock should be made or the address to which the certificate or certificates representing such shares, or such payment, should be sent, the Corporation shall be entitled to register such shares, and make such payment, in the name of the holder of such Series A Preferred Stock as shown on the records of the Corporation and to send the certificate or certificates or other documentation representing such shares, or such payment, to the address of such holder shown on the records of the Corporation.

      (E) The Corporation my appoint, and from time to time discharge and change, a transfer agent for the Series A Preferred Stock. Upon any such appointment or discharge of a transfer agent, the Corporation shall send notice thereof by first-class mail, postage prepaid, to each holder of record of Series A Preferred Stock.


PART B.                    SERIES AA PREFERRED STOCK

     1. Number and Designation of Series. A series consisting initially of fourteen million five hundred and twenty thousand (14,520,000) shares of the Preferred Stock of the par value of $25 per share is designated Preferred Stock, 7.95%, Series AA" (hereinafter called the "Series AA Preferred Stock").

     2. Dividend Rate. The dividend rate per annum of the shares of Series AA Preferred Stock is $1.9875 per share. Dividends shall be calculated on the basis of a 30-day month and a year of 360 days.

     3. Dividend Payment Dates. The dividend payment dates for the shares of Series AA Preferred Stock are the first days of March, June, September and December; the initial dividend period for such shares shall commence on the day when shares are issued and thereafter the dividend periods for such shares shall be the quarterly periods beginning on such dates commencing September 1, 1998.

     4. Optional Redemption. The Series AA Preferred Stock will not be subject to optional redemption.

     5.  Mandatory  Redemption.   Subject  to  the  restrictions  set  forth  in
Subsection 6 of this Part B, the Corporation shall redeem on June 1, 2000, all of the outstanding shares of Series AA Preferred Stock at $25 per share, plus accrued and unpaid dividends to the date of redemption. In the case of a redemption of Series AA Preferred Stock as specified in this Subsection 5, the Corporation shall take the action and provide the notice specified in paragraph
(d) of Subsection 11 of this Part B.

     6. Restrictions on Mandatory Redemption. Unless full cumulative dividends for all past dividend periods and for the then current dividend period shall have been paid or declared and set apart for payment on the then outstanding Series AA Preferred Stock, the Corporation shall not redeem pursuant to Subsection 5 of this Part B less than all of the then outstanding shares of Series AA Preferred Stock.

     7. Restrictions on Payments on Junior Stock. The Corporation shall not declare or pay or set apart any dividend for the Common Stock or any other class of stock ranking junior to the Series AA Preferred Stock, or make any payment on account of, or set apart money for a sinking or analogous fund for, the purchase, redemption or other retirement of the Common Stock or any other class of stock ranking junior to the Series AA Preferred Stock, or make any distribution in respect thereof, either directly or indirectly, and whether in cash or property or obligations or stock of the Corporation, unless at the date of declaration in the case of any such dividend, or at the date of any such other payment, setting apart or distribution, full cumulative dividends for all past dividend periods and for the then current dividend period shall have been paid or declared and set apart for payment on the then outstanding Series AA Preferred Stock, other than shares of Series AA Preferred Stock previously or then to be called for redemption.

     8. Restrictions on Sinking Fund Payments on Other Stock. The Corporation shall not redeem or purchase any shares ranking on a parity with the Series AA Preferred Stock as to assets or dividends, pursuant to any sinking fund requirement (which terms shall include any analogous requirement) for the redemption or purchase of such shares, and shall not set apart money for any such requirement, at any time when the redemption required by Subsection 5 of this Part B shall be in arrears; except that, at any time when the redemption required by Subsection 5 of this Part B shall be in arrears and when arrears exist in respect of any sinking fund or analogous requirement for any shares ranking as aforesaid on a parity with the Series AA Preferred Stock, the Corporation may redeem or purchase for the respective requirements shares of Series AA Preferred Stock and such other shares, pro rata, as nearly as practicable, according to the amounts in dollars of the arrears in the redemptions or purchases required for the respective requirements.

     9. Acquisition of Series AA Preferred Stock. Except as provided in this Part B, the Corporation may, at its option, purchase, redeem or otherwise acquire any shares of Series AA Preferred Stock.

     10. Redemption Upon Voluntary Dissolution, Liquidation, or Winding Up of the Corporation. The applicable redemption price payable upon any voluntary dissolution, liquidation, or winding up of the Corporation as specified in the second paragraph of paragraph (c) of Subsection 11 of this Part B shall be the par value of the Series AA Preferred Stock.

     11. Other Provisions.

            (a) The holders of shares of Series AA Preferred Stock shall be entitled to receive, if and when declared payable by the Board of Directors out of assets legally available for the payment of dividends, cumulative cash dividends at such rate per share and payable quarterly on such dates as shall be fixed by resolution adopted by the Board of Directors prior to the issuance of such shares of Series AA Preferred Stock. Dividends on each share of Series AA Preferred Stock shall commence to accrue on and be cumulative from the first day of the current dividend period within which such share was issued. If for any past dividend period or periods dividends shall not have been paid or declared and set apart for payment upon all outstanding shares of Series AA Preferred Stock at the rate per annum applicable thereto, the deficiency shall be fully paid or declared and set apart for payment (at any time without reference to any payment date) before any dividend shall be declared or paid or set apart for the Common Stock or any other class of stock ranking junior to the Series AA Preferred Stock. Accumulations of dividends shall not bear interest. In case the stated dividends are not paid in full, the shares of Series AA Preferred Stock shall share ratably with all other series of Preferred Stock ranking on a parity with the Series AA Preferred Stock in the payment of dividends, including accumulations, if any, in accordance with the sums which would be payable on said shares of Series AA Preferred Stock and all other series of Preferred Stock ranking on a parity with the Series AA Preferred Stock if all dividends were declared and paid in full.

            (b) The holders of the Series AA Preferred Stock shall not be entitled to receive any dividends thereon other than the dividends referred to in paragraph (a) of this Subsection 11.

            (c) Upon any involuntary dissolution, liquidation, or winding up of the Corporation, the holders of shares of Series AA Preferred Stock shall be entitled to receive out of the assets of the Corporation, the par value of their shares, plus, in the case of each share, an amount equal to all dividends on such share accrued and unpaid thereon to the date of payment upon such dissolution, liquidation or winding up of the Corporation, before any distribution of the assets to be distributed shall be made to the holders of the Common Stock or any other class of stock ranking junior to the Series AA Preferred Stock.

            Upon any voluntary dissolution, liquidation, or winding up of the Corporation, the holders of shares of Series AA Preferred Stock shall be entitled to receive out of the assets of the Corporation the then applicable redemption price of their shares, plus, in the case of each share, an amount equal to all dividends on such share accrued and unpaid thereon to the date of payment upon such dissolution, liquidation or winding up of the Corporation, before any distribution of the assets to be distributed shall be made to the holders of the Common Stock or any other class of stock ranking junior to the Series AA Preferred Stock. In case the amounts payable on liquidation are not paid in full, the shares of all Series AA Preferred Stock and all other series ranking on a parity with the Series AA Preferred Stock shall share ratably in any distribution of assets other than by way of dividends in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full.

            After payment to the holders of Series AA Preferred Stock of the preferential amounts to which they are entitled upon an involuntary or upon a voluntary dissolution, liquidation or winding up, as the case may be, as hereinabove provided in this Part B, the holders of Series AA Preferred Stock, as such, shall have no right or claim to any of the remaining assets of the Corporation, either upon any distribution of surplus assets, or upon involuntary or upon voluntary dissolution, liquidation or winding up.

            The sale, lease, exchange, assignment, transfer or conveyance of all or substantially all the property of the Corporation to, or the merger or consolidation of the Corporation into or with, any other corporation shall not be deemed to be an involuntary or a voluntary dissolution, liquidation or winding up for the purposes of this paragraph (c).

            (d) Not less than thirty (30) nor more than sixty (60) days previous to the date fixed for mandatory redemption pursuant to Subsection 5 of this Part B, notice of the time and place thereof shall be given to the holders of record of the Series AA Preferred Stock so to be redeemed, by mail and publication in a newspaper, printed in the English language and customarily published on each business day, of general circulation in the Borough of Manhattan, City and State of New York, in such manner as may be prescribed by the By-laws of the Corporation or by resolution of the Board of Directors; PROVIDED, that the accidental failure to mail any such notice to one or more of such holders shall not affect the validity of such redemption as to the other holders, and that such notice shall be deemed to have been duly given to any holder of the Series AA Preferred Stock within the meaning of the foregoing provision when the same shall have been published as aforesaid and a copy deposited in the United States mails, postage prepaid, addressed to such holder at his last-known address as it appears on the books of the Corporation; and, PROVIDED FURTHER, that such notice shall include a statement to the effect that privileges of conversion or exchange, if any, not theretofore expiring, will expire at the close of business on the full business day next preceding the date fixed for redemption. At any time after notice of redemption has been given in the manner prescribed by the By-laws of the Corporation or by resolution of the Board of Directors to the holders of Series AA Preferred Stock so to be redeemed, the Corporation may deposit funds sufficient for such redemption with a solvent bank or trust company having its principal office in the Borough of Manhattan, City and State of New York and having a combined capital and surplus of at least $5,000,000 named in such notice payable on the date fixed for redemption, as aforesaid, and in the amounts aforesaid, to the respective orders of the holders of the shares of Series AA Preferred Stock so to be redeemed, on endorsement to the Corporation or otherwise, as may be required, and upon surrender of the certificates for such shares. Upon the deposit of said money as aforesaid, or, if no such deposit is made, upon said redemption date (unless the Corporation defaults in making payment of the redemption price) such holders shall cease to be shareholders with respect to said shares of Series AA Preferred Stock, and from and after the making of said deposit, or, if no such deposit is made, after the redemption date (the Corporation not having defaulted in making the payment of the redemption price), the said holders shall have no interest in or claims against the Corporation with respect to said shares of the Series AA Preferred Stock, except only the right to receive said moneys on the date fixed for redemption, as aforesaid, from said bank or trust company, or from the Corporation, as the case may be, without interest thereon, upon endorsement, if required, and surrender of the certificates as aforesaid and the right to exercise, on or before the close of business on the full business day next preceding the date fixed for redemption, privileges of conversion or exchange, if any, not theretofore expiring. Any moneys deposited by the Corporation as aforesaid which shall not be required for such redemption because of the exercise of any such right of conversion or exchange subsequent to the date of such deposit shall be repaid to the Corporation forthwith. In case the holder of any Series AA Preferred Stock redeemed as aforesaid shall not, within six (6) years after said deposit, claim the amount deposited as above stated for the redemption thereof, the depositary shall, upon demand, pay over to the Corporation such amount so deposited and the depositary thereupon shall be relieved from all responsibility to such holder.

            Subject to the provisions of this Part B, the Board of Directors shall have authority to prescribe from time to time the manner in which Series AA Preferred Stock shall be redeemed and cancelled.

            Nothing herein contained in this Part B shall limit or deprive the Corporation of the right to redeem or purchase any shares of Series AA Preferred Stock in any other manner now or hereafter permitted by law.

            (e) Except as provided in this Part B and except as some provision of law expressly confers a right to vote regardless of any provision to the contrary in this Certificate or other certificate filed pursuant to law, the holders of Series AA Preferred Stock shall not be entitled to any notice of meetings of shareholders of the Corporation, or to vote, or to any voting rights whatsoever as shareholders of the Corporation, and are hereby specifically excluded from the right to vote in a proceeding for authorizing any guaranty pursuant to Section 908 of the Business Corporation Law, for sale of the franchises and property pursuant to Section 909 of the Business Corporation Law, for establishing priorities or creating preferences among the various classes of stock pursuant to Section 801 of the Business Corporation Law, for consolidation or merger pursuant to Section 901 of the Business Corporation Law, for voluntary dissolution pursuant to Section 1001 of the Business Corporation Law, or for change of name pursuant to the Business

Corporation Law, or in the election of directors or in any other proceeding or at any shareholders' meeting.

            The foregoing provisions of paragraph (e) of this Subsection 11 are subject to the following:

            (1) So long as any shares of Series AA Preferred Stock are outstanding, the Corporation shall not without authorization (given in person or by proxy, in writing or at a meeting duly called for that purpose in accordance with Section 605 of the Business Corporation Law of the State of New York or as otherwise permitted by law) by at least two-thirds of the votes entitled to be cast by the holders of the total number of shares of Series AA Preferred Stock then outstanding:

               (A) amend, alter, change or repeal any of the express terms of the Series AA Preferred Stock then outstanding in a manner to affect the holders of such shares adversely otherwise than to increase the authorized number of shares of Series AA Preferred Stock; or

               (B) create or authorize any class of stock having a preference superior to the preferences of the Series AA Preferred Stock as to assets or dividends, or create or authorize any security convertible into shares of stock of any such kind; or

               (C) issue any shares of, or ranking on a parity with, the Series AA Preferred Stock under this Certificate, unless for any twelve (12) consecutive calendar months within the fifteen (15) calendar months immediately preceding the calendar month within which such additional shares shall be issued, the net earnings of the corporation liable for the payment of interest charges on the Corporation's interest bearing indebtedness, determined after provision for depreciation and all taxes, and in accordance with sound accounting practice, shall have been at least one and one-half (1-1/2) times the aggregate of the annual interest charges on the interest bearing indebtedness of the Corporation and annual dividend requirements on all shares of, or ranking on a parity with, Series AA Preferred Stock to be outstanding immediately after the proposed issue of such shares of, or ranking on a parity with, the Series AA Preferred Stock. There shall be excluded from the foregoing computation, interest charges on all such indebtedness and dividends on all stock which is to be retired in connection with the issue of such shares of, or ranking on a parity with, the Series AA Preferred Stock. Where such shares of, or ranking on a parity with, the Series AA Preferred Stock are to be issued in connection with the acquisition of new property, the net earnings of the property so acquired may be included on a pro forma basis in the foregoing computation, computed on the same basis as the net earnings of the Corporation.

                  Nothing in this clause (C) however shall prevent the Corporation from issuing shares of, or ranking on a parity with, the Series AA Preferred Stock in connection with the purchase, redemption or other acquisition of or any exchange for shares of, or ranking on a parity with, the Series AA Preferred Stock, if the aggregate amount of annual dividends payable on the shares to be issued and the aggregate amount payable on such shares in case of voluntary dissolution shall not exceed said respective amounts payable on the shares of, or ranking on a parity with, the Series AA Preferred Stock which are to be purchased, redeemed or otherwise acquired.

                  (2) So long as any shares of Series AA Preferred Stock are outstanding, the Corporation shall not without authorization (given in person or by proxy, in writing or at a meeting duly called for that purpose in accordance with Section 605 of the Business Corporation Law of the State of New York or as otherwise permitted by law) by a majority of the votes entitled to be cast by the holders of the total number of shares of Series AA Preferred Stock of the Corporation then outstanding:

               (A) sell, lease, exchange, assign, transfer or convey all or substantially all of the property or business of the Corporation or merge or consolidate into or with any other company; PROVIDED, HOWEVER, that nothing herein contained shall require such authorization in respect of the merger or consolidation of the Corporation into or with any other company if the company resulting from such merger or consolidation will, immediately after such merger or consolidation, have only such authorized classes of stock and such outstanding shares of stock as would have been permitted immediately prior to such merger or consolidation under the provisions hereof without any further consent of the holders of the Series AA Preferred Stock, and if each holder of the Series AA Preferred Stock immediately preceding such merger or consolidation shall receive the same number of shares, with the same rights and preferences, of the resulting company. For the purposes of this clause (A) insofar as any earnings test may be applicable, the earnings, interest charges on debt and dividend requirements of the merging or consolidating companies shall be determined on a combined basis; or

               (B) increase the authorized number of shares of Series AA Preferred Stock.

                   (3) If and when dividends payable on any shares of Series AA Preferred Stock shall be in default in an amount equivalent to or exceeding four
(4) full quarterly dividends, thereafter and until all dividends on the shares of Series AA Preferred Stock in default shall have been paid or declared and set aside for payment, the holders of the shares of Series AA Preferred Stock, voting separately as a class and regardless of series, shall be entitled to elect the smallest number of directors necessary to constitute a majority of the full Board of Directors, and, subject to the provisions of Article IV, Section 5, Part C, Subsection 7 hereof, the holders of the shares of the Common Stock, voting separately as a class, shall be entitled to elect the remaining directors of the Corporation, anything herein or in the By-laws to the contrary notwithstanding. The terms of office of all persons who may be directors of the Corporation shall terminate upon the election of a majority of the Board of Directors by the holders of the shares of Series AA Preferred Stock, whether or not the holders of the shares of the Common Stock shall then have elected the remaining directors of the Corporation.

                  (4) If and when all dividends then in default on the shares of Series AA Preferred Stock then outstanding shall be paid or declared and set aside for payment (and such dividends shall be declared and paid out of any funds legally available therefor as soon as reasonably practicable), the holders of shares of Series AA Preferred Stock shall be divested of the special right with respect to the election of directors provided in paragraph (e)(3) of this Subsection 11, and the voting power, with respect thereto, shall, subject to the provisions of Article IV, Section 5, Part C, Subsection 7 hereof, revert to the holders of the shares of the Common Stock; but always subject to the same provisions for vesting such special right in the holders of the shares of Series AA Preferred Stock in case of further like default or defaults in dividends thereon as provided in paragraph (e)(3) of this Subsection 11. Upon the termination of any such special right upon payment or setting aside for payment of all accumulated and defaulted dividends on the shares of Series AA Preferred Stock, the terms of office of all persons who may been elected directors of the Corporation by vote of the holders of the shares of Series AA Preferred Stock, as a class, pursuant to such special right shall forthwith terminate, and the resulting vacancies shall be filled by the vote of a majority of the remaining directors.

                  (5) In the case of any vacancy in the office of a director occurring among the directors elected by the holders of the shares of Series AA Preferred Stock, as a class, pursuant to the foregoing provisions of this Part B, the remaining directors elected by such holders, by affirmative vote of a majority thereof, or the remaining director so elected if there be but one, may elect a successor or successors to hold office for the unexpired terms of the director or directors whose place or places shall be vacant, and such successor or successors shall be deemed to have been elected by such holders.

                  (6) Whenever under the provisions of this Part B, the right shall have accrued to the holders of the shares of Series AA Preferred Stock to elect directors, the Board of Directors shall within ten (10) days after delivery to the Corporation at its principal office of a request to such effect signed by any holder of shares of Series AA Preferred Stock entitled to vote, call a special meeting of the shareholders to be held within fifty (50) days from the delivery of such request for the purpose of electing directors (unless under the provisions of the By-laws of the Corporation as then in effect, an annual meeting of shareholders of the Corporation is to be held within sixty
(60) days after the vesting in the holders of the Series AA Preferred Stock of the right to elect directors). At all meetings of shareholders held for the purpose of electing directors during such time as the holders of the shares of Series AA Preferred Stock shall have the special right, voting separately and as a class, to elect directors pursuant hereto, the presence in person or by proxy of the holders of a majority of the outstanding shares of any other class entitled to vote at such meeting shall be required to constitute a quorum of that other class for the election of directors, and the presence in person or by proxy of the holders of shares representing a majority of the votes entitled to be cast by the holders of the total number of shares of Series AA Preferred
Stock then outstanding shall be required to constitute a quorum of such class for the election of directors; PROVIDED, HOWEVER, that the absence of a quorum of the holders of stock of any such class shall not prevent the election of directors at any such meeting (or at any government thereof) by the other such class or classes if the necessary quorum of the holders of stock of such class or classes is present in person or by proxy at such meeting; in the absence of a quorum of the holders of stock of any class of stock a majority of those holders of the stock of such class who are present in person or by proxy shall have power to adjourn the meeting for the election of the directors to be elected by such class from time to time without notice other than announcement at the meeting until a quorum shall be present in person or by proxy, but such adjournment shall not be made to a date beyond the date for the mailing of notice of the next annual meeting of the Corporation or special meeting in lieu thereof.

                  (7) Whenever the holders of Series AA Preferred Stock shall be entitled, as a class, to vote, authorize, consent or otherwise act, they shall be entitled to cast one-quarter of one vote for each share of Series AA Preferred Stock held by them.

                  (f) The holders of shares of Series AA Preferred Stock at any time outstanding shall have no preemptive or preferential right to subscribe for or purchase any shares of stock, or rights or options to purchase shares of stock whether now or hereafter authorized, or any securities convertible into or exchangeable for shares of stock or into rights or options to purchase shares of stock of the Corporation of any class.


PART C.                    SERIES B PREFERRED STOCK
                                      AND
                           SERIES C PREFERRED STOCK

1.    Designations and Numbers of Shares.

            (a) CLASS B PREFERRED STOCK. Five hundred and fifty-three thousand (553,000) shares of the Class B Preferred Stock of the Corporation are hereby constituted as a series of preferred stock, $100 par value per share, stated value $100 per share (the "Class B Stated Value"), and designated as "Class B Preferred Stock" (hereinafter called the "Class B Preferred Stock").

            (b) CLASS C PREFERRED STOCK. One hundred and ninety-seven thousand (197,000) shares of the Class C Preferred Stock of the Corporation are hereby constituted as a series of preferred stock, $100 par value per share, stated value $100 per share (the "Class C Stated Value"), and designated as "Class C Preferred Stock" (hereinafter called the "Class C Preferred Stock" and, collectively, with the Class B Preferred Stock, the "Designated Preferred Stock").

            As used herein, the term "Applicable Stated Value" shall mean, with respect to the Class B Preferred Stock or the Class C Preferred Stock, as the case may be, the Class B Stated Value or the Class C Stated Value, respectively. The term "Applicable Dividend Rate" shall mean, with respect to the Class B Preferred Stock or the Class C Preferred Stock, as the case may be, 7.07% or 7.17%, respectively.

2.    Rank.

            Each series of Designated Preferred Stock shall, with respect to dividend distributions and distributions upon the liquidation, winding up or dissolution of the Corporation, rank senior to all classes of common stock of the Corporation, and to each other class or series of capital stock of the Corporation ranking junior to such series of

      Designated Preferred Stock, whether now or hereafter created (collectively referred to with the common stock of the Corporation as "Junior Securities"). Subject to Subsection 9 of this Part C, each series of Designated Preferred Stock shall, with respect to dividend distributions and distributions upon the liquidation, winding up or dissolution of the Corporation, rank on a parity with the other series of Designated Preferred Stock and any other class or series of capital stock of the Corporation hereafter created which expressly provides that it ranks on a parity with each series of Designated Preferred Stock as to dividend distributions or distributions upon the liquidation, winding up or dissolution of the Corporation ("Parity Securities"). Subject to Subsection 9 of this Part C, each series of Designated Preferred Stock shall, with respect to dividend distributions and distributions upon the liquidation, winding up or dissolution of the Corporation, rank junior to each class or series of capital stock of the Corporation hereafter created which expressly provides that it ranks senior to such series of Designated Preferred Stock as to dividend distributions or distributions upon the liquidation, winding up or dissolution of the Corporation ("Senior Securities").

3.    Dividends.

            (a) Beginning on the date of issuance of shares of each series of Designated Preferred Stock, the Holders of the outstanding shares of each series of Designated Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, cash dividends on each share of such series of Designated Preferred Stock, at a per annum rate equal to the Applicable Dividend Rate, payable quarterly. All dividends shall be cumulative, whether or not the Corporation has earnings, and whether or not such dividends are declared, on a daily basis from the Designated Preferred Stock Issue Date and shall be payable quarterly for each Quarterly Dividend Period, payable ratably per share of each such series outstanding, in arrears on each Designated Dividend Payment Date and commencing on the first Designated Dividend Payment Date. Each dividend shall be payable to the Holders of each series of Designated Preferred Stock of record as they appear on the stock books of the Corporation on such record dates, not less than ten (10) nor more than forty-five (45) days preceding the related Designated Dividend Payment Date, as shall be fixed by the Board of Directors. Holders of shares of any series of Designated Preferred Stock shall not be entitled to any dividend in excess of full cumulative dividends, as herein provided, on the Designated Preferred Stock; PROVIDED, HOWEVER, that the Corporation's obligation to a transferee of shares of any series of Designated Preferred Stock arises only if such transfer, sale or other disposition is made in accordance with the terms and conditions of this Part C and of Section 8.1 of the Investor Purchase Agreement. No interest shall be payable in respect of any dividends on any series of the Designated Preferred Stock which may be in arrears.

            (b) All dividends paid with respect to shares of any series of Designated Preferred Stock pursuant to paragraph 3(a) of this Part C shall be paid ratably on such series of Designated Preferred Stock to the Holders thereof entitled thereto.

            (c) Dividends on account of arrears for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date, to Holders of each series of Designated Preferred Stock of record on such date, not less than ten (10) days nor more than forty-five (45) days prior to the payment thereof, as may be fixed by the Board of Directors.

            (d) Except as provided in the next sentence, no dividends shall be declared by the Board of Directors or paid or funds set apart for payment of dividends by the Corporation on any Parity Securities for any period unless all cumulative dividends shall have been or contemporaneously are declared and paid in full, or declared and a sum in cash set apart sufficient for such payment, on each series of Designated Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of such full dividends on such Parity Securities. If dividends are not declared or paid in full, as afore said, upon, or funds are not set apart for payment of dividends on, the shares of each series of Designated Preferred Stock and any Parity Securities, dividends may nonetheless be declared or paid upon shares of such series of Designated Preferred Stock and any Parity Securities, but only so long as such dividends are declared ratably on such series of Designated Preferred Stock so that the amount of dividends declared per share on the shares of such series of Designated Preferred Stock and such Parity Securities shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of such series of Designated Preferred Stock and such Parity Securities bear to each other.

            (e) So long as any shares of any series of Designated Preferred Stock are outstanding, the Corporation shall not (i) declare, pay or set apart for payment any dividend on any Junior Securities or make, and shall not permit any of its subsidiaries to make, any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any Junior Securities or any warrants, rights, calls or options exercisable for or convertible into any Junior Securities or (ii) make any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations or shares of the Corporation or other property (other than distributions or dividends in Junior Securities to the holders of Junior Securities), unless in any such case referred to in clause (i) or (ii) of this paragraph 3(e) all cumulative dividends determined in accordance herewith for all Dividend Periods terminating on or prior to the date of such payment, distribution, purchase or redemption have been paid in full in cash on the Designated Preferred Stock.

            (f)  Dividends  payable  on  shares  of  any  series  of  Designated
      Preferred Stock for any full Quarterly Dividend Period shall be in the amount of $1.7675 per share with respect to the Series B Preferred Stock and $1.7925 per share with respect to the Series C Preferred Stock. Dividends payable on shares of any series of Designated Preferred Stock for any period less than a full Quarterly Dividend Period, or for the Initial Dividend Period, shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period for which such dividends are payable. If any Designated Dividend Payment Date occurs on a day that is not a Business Day, any accrued dividends otherwise payable on such Designated Dividend Payment Date shall be paid on the next succeeding Business Day.

            (g) Notwithstanding the foregoing provisions of this Subsection 3, in the event that at any time following the date hereof (whether before or after redemption of the Series B Preferred Stock or Series C Preferred Stock) there is for any reason a change in the DRD Rate (including without limitation any such change enacted after this date, but effective retroactively) that is effective with respect to any Holder, the applicable dividend rates on the Designated Preferred Stock shall be automatically adjusted for each Holder, effective as of the effective date of such change (or, if later, as of the Closing Date), to the dividend rate per annum determined by multiplying the applicable dividend rate on each series of the Designated Preferred Stock applicable immediately prior to such change by the Adjustment Fraction; PROVIDED, HOWEVER, that any adjustment to the applicable dividend rates resulting from a change in the DRD Rate enacted and effective after December 1, 1999 shall not exceed 20 basis points; PROVIDED, FURTHER, HOWEVER, that in no event shall the applicable dividend rates be reduced below the applicable dividend rates specified in paragraph 1(b) of this Part C. The Corporation will pay additional dividends on the Designated Preferred Stock from the effective date of each such change at the applicable dividend rate as so adjusted from time to time. If for any reason (e.g., a retroactive effective date) the effective date of a change in the DRD Rate is prior to one or more Designated Dividend Payment Dates for which dividend payments were due and payable on the Designated Preferred Stock, additional dividend payments shall be payable in the amount by which dividends computed at such adjusted rate exceeds the dividends actually theretofore paid by the Corporation on the Designated Preferred Stock for such prior Designated Dividend Payment Dates. Additional dividends payable by the Corporation pursuant to the preceding sentence shall be paid on the date fixed by the Corporation no later than 30 days after the enactment of such change in the DRD Rate and shall be increased by an amount determined as if interest were payable on the unpaid amount commencing on the prior Designated Dividend Payment Dates to which each such additional dividends relate and ending on the date such additional dividends are paid, at the applicable dividend rate after giving effect to the Adjustment Fraction.

4.    Liquidation Preference.

            (a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the Holders of shares of any series of Designated Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Corporation available for distribution to its shareholders, $100 per share of such series of Designated Preferred Stock, plus an amount in cash equal to accrued and unpaid dividends thereon to the date of final distribution, before any payment shall be made or any assets distributed to the holders of any Junior Securities, including, without limitation, the Common Stock of the Corporation. After such amount is paid in full, no further distributions or payments shall be made in respect of such series of Designated Preferred Stock, such series of Designated Preferred Stock shall no longer be deemed to be outstanding or be entitled to any other powers, preferences, rights or privileges, including voting rights, and, upon the Corporation's written request, such series of Designated Preferred Stock shall be surrendered for cancellation to the Corporation.

            (b) If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the Holders of outstanding shares of each series of Designated Preferred Stock and the holders of all outstanding shares of Parity Securities, then the holders of all such shares shall share equally and ratably in such distribution of assets of the Corporation in accordance with the amounts which would be payable on such shares if the amount to which the Holders of outstanding shares of such series of Designated Preferred Stock and the holders of outstanding shares of all Parity Securities are entitled were paid in full.

            (c) Written notice of any liquidation, dissolution or winding up of the affairs of the Corporation, stating the payment date or dates when and the place or places where the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage prepaid, not less than thirty (30) days prior to any payment date stated therein, to the Holders of each series of Designated Preferred Stock at their respective addresses as the same shall appear on the stock books of the Corporation.

            (d) For the purposes of this Subsection 4 (and subject to Subsection 9 of this Part C), neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more corporations or other entities shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation.

5.    Optional Redemption.

            (a) The shares of Designated Preferred Stock shall not be redeemable or otherwise purchased by the Corporation prior to the fifth anniversary of the Designated Preferred Stock Issue Date. On and after the fifth anniversary of the Designated Preferred Stock Issue Date, the Corporation may, at its option, redeem at any time or from time to time, in whole or in part, in the manner provided in this Subsection 5, any or all of the shares of the Designated Preferred Stock, at a redemption price equal to $100 per share plus an amount in cash equal to all accrued and unpaid dividends thereon to the date of redemption plus the Make-Whole Premium.

            (b) In the event of a redemption of only a portion of the then outstanding shares of the Designated Preferred Stock, the Corporation shall effect such redemption ratably according to the number of shares of Designated Preferred Stock held by each Holder of Designated Preferred Stock.

            (c) Not less than  twenty  (20) days nor more than  sixty  (60) days prior to the date fixed for any redemption of the Designated Preferred Stock, written notice of redemption (the "Redemption Notice") shall be given by first-class mail, postage prepaid, to each Holder of each series of Designated Preferred Stock to be redeemed, at such Holder's address as the same appears on the stock books of the Corporation; PROVIDED that neither the failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of any series of Designated Preferred Stock to be redeemed except as to the Holder or Holders to whom the Corporation has failed to give said notice or except as to the Holder or Holders whose notice was defective. The Redemption Notice shall state: (i) the redemption price; (ii) whether all or less than all the outstanding shares of the Designated Preferred Stock are to be redeemed and the total number of shares of the Designated Preferred Stock being redeemed; (iii) the number of shares of Designated Preferred Stock held by the Holder being redeemed; (iv) the date fixed for redemption; (v) that, subject to the provisions of the Investor Purchase Agreement, the Holder is to surrender to the Corporation, at the place or places where certificates for shares of Designated Preferred Stock are to be surrendered for redemption, in the manner and at the place designated, his certificate or certificates representing the shares of Designated Preferred Stock to be redeemed; and
      (vi) that dividends on the shares of the Designated Preferred Stock to be redeemed shall cease to accrue on the date fixed for redemption unless the Corporation defaults in the payment of the redemption price. Such Redemption Notice shall also include a calculation of the applicable estimated Make- Whole Premiums due in connection with such redemption (calculated as if the date of such notice were the date of the redemption), setting forth the details of such computation. Two Business Days prior to such redemption, the Corporation shall deliver to each Holder of each series of Designated Preferred Stock a certificate of a senior financial officer of the Corporation specifying the calculation of such Make-Whole Premiums as of the specified redemption date.

            (d) Subject to the Investor Purchase Agreement, each Holder of shares of any series of Designated Preferred Stock called for redemption shall surrender to the Corporation the certificate or certificates representing his shares of such series of Designated Preferred Stock to be redeemed at the place designated in the Redemption Notice, and upon such surrender the full redemption price for such shares shall be payable in cash to such Holder, and each surrendered certificate shall be canceled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the Holder thereof.

            (e) In connection with any redemption pursuant to this Subsection 5 or Subsection 6 of this Part C below, unless the Corporation defaults in the payment in full of the applicable redemption price, dividends on the shares of each series of Designated Preferred Stock called for redemption shall cease to accrue on the date fixed for redemption, and the Holders of such shares shall cease to have any further rights with respect thereto on the date fixed for redemption, other than the right to receive the redemption price, without interest.

6.    Mandatory Redemption.

            On the Applicable Mandatory Redemption Date (as defined below), all of the outstanding shares of the applicable series of Designated Preferred Stock shall be redeemed, at a redemption price equal to $100 per share plus an amount in cash equal to all accrued and unpaid dividends thereon to the date of redemption. "Applicable Mandatory Redemption Date" means, with respect to the Series B Preferred Stock or the Series C Preferred Stock, the seventh anniversary or the tenth anniversary, respectively, of the Designated Preferred Stock Issue Date.

7.    Voting Rights.

            (a) The Holders of shares of each series of Designated Preferred Stock shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the shareholders of the Corporation, except as otherwise required by law or as set forth below in this Subsection 7 or in Subsection 9 below.

            (b) In the event that the Corporation shall have failed to pay dividends accumulated on any series of Designated Preferred Stock for any four (4) consecutive Dividend Periods and such dividends remain unpaid or shall fail to redeem any series of Designated Preferred Stock on the Applicable Mandatory Redemption Date, then the number of directors of the Corporation shall be increased by two and the Holders of outstanding shares of the Designated Preferred Stock, voting as a class, shall be entitled to elect such two additional directors. Such voting right shall continue until such time as all accumulated dividends on each series of Designated Preferred Stock have been paid or such series of Designated Preferred Stock has been redeemed, as the case may be. Within ten (10) days after such voting power shall have become so vested in the Designated Preferred Stock, the Board of Directors of the Corporation shall call a special meeting of the Holders of Designated Preferred Stock for the purpose of electing the two directors, at the place, upon the notice and at the time provided by the Corporation's By-Laws for a special meeting of shareholders. In lieu of holding such meeting, the Holders of record of a majority of the total number of outstanding shares of Designated Preferred Stock may, by action taken by written consent as permitted by law and the Certificate of Incorporation and By-laws of the Corporation, elect such additional directors. In the event of a vacancy in the case of a director elected by the Holders of Designated Preferred Stock (unless at the time such vacancy occurs all accumulated dividends on each series of Designated Preferred Stock shall have been paid in full), the remaining director elected by the Holders of Designated Preferred Stock (or appointed to fill a vacancy by a director so elected) shall appoint a successor to fill such vacancy or, if no director elected by the Holders of Designated Preferred Stock (or appointed to fill a vacancy by a director so elected) remains, the vacancies shall be filled by election at a special meeting of the Holders of Designated Preferred Stock or by written consent of the Holders of record of a majority of the total number of outstanding shares of Designated Preferred Stock, as permitted by law and the Certificate of Incorporation and By-laws of the Corporation. Either of the two additional directors may be removed at any time with cause by, and shall not be removed otherwise than by, the Holders of Designated Preferred Stock. The directors elected by the Holders of Designated Preferred Stock shall serve until the next annual meeting of the shareholders of the Corporation or until their successors shall be elected and shall qualify; PROVIDED, HOWEVER, that whenever during the term of office of the directors so elected, all accumulated dividends on each series of Designated Preferred Stock shall have been paid or such series of Designated Preferred Stock has been redeemed, as the case may be, the term of office of such directors shall forthwith terminate and the number of directors of the Corporation shall be decreased by two. The foregoing right to elect directors upon the failure of the Corporation to redeem any series of Designated Preferred Stock shall be in addition to all other rights and remedies available to the Holders of Designated Preferred Stock upon such failure.

            (c) In any case in which the Holders of shares of Designated Preferred Stock shall be entitled to vote pursuant to this Subsection 7 or pursuant to applicable law, each Holder of shares of Designated Preferred Stock shall be entitled to one vote for each share of Designated Preferred Stock held.

8.    Conversion or Exchange.

            The Holders of shares of each series of Designated Preferred Stock shall not have any rights or obligations to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of capital stock of the Corporation or any other securities of the Corporation.

9.    Restrictions.

            So long as any shares of any series of the Designated Preferred Stock are outstanding, the Corporation shall not without authorization (given in person or by proxy, in writing or at a meeting duly called for that purpose in accordance with Section 605 of the Business Corporation Law of the State of New York or as otherwise permitted by law) by at least two-thirds of the votes entitled to be cast by the Holders of the total number of shares of each series of Designated Preferred Stock then outstanding:

            (a) amend, alter, change or repeal any of the express terms of any series of the Designated Preferred Stock then outstanding in any manner that would adversely affect the Holders of such shares;

            (b) create or authorize any class of stock having a preference superior to the preferences of any series of Designated Preferred Stock as to assets or dividends, or create or authorize any security convertible into shares of stock of any such kind; or

            (c) sell, lease, exchange, assign, transfer or convey all or substantially all of the property or business of the Corporation or merger or consolidate into or with any other Person; PROVIDED, HOWEVER, that nothing herein contained shall require such authorization in respect of the merger, consolidation, sale, lease, exchange, assignment, transfer or conveyance of all or substantially all of the assets of the Corporation if
      (i) the Person which survives such merger, consolidation, sale, lease, exchange, assignment, transfer or conveyance of assets is, immediately after such merger, consolidation or sale of assets, a solvent corporation organized in the United States of America and have only such authorized classes of stock and such outstanding shares of stock as would have been permitted immediately prior to such merger, consolidation, sale, lease, exchange, assignment, transfer or conveyance under the provisions hereof without any further consent of the Holders of the Designated Preferred Stock; and (ii) each Holder of the Designated Preferred Stock immediately preceding such merger or consolidation shall receive the same number of shares, with the same rights and preferences of the resulting company.

10.   Definitions.

            The following terms shall have the meanings set forth below for purposes of this Part C:

            "Adjustment Fraction" means the following percentage:

                        1 - ((1 - DRD) X 0.4)
                        1 - ((1 - DRDn) x 0.4)

      where: DRD = the DRD Rate immediately before the change in the DRD Rate DRDn = the DRD Rate immediately after the change in the DRD Rate.

      For purposes of the preceding sentence all DRD Rates shall be expressed in decimal form. The Adjustment Fraction will be rounded to three decimal places with rounding up if the fourth decimal place is 0.0005 or higher, and rounding down otherwise.

          "Board of Directors" means the Board of Directors of the Corporation.

            "Business Day" means any day other than Saturday, Sunday or a day on which banking institutions in the City of New York are authorized by law, regulation or executive order to remain closed.

            "Certificate of Incorporation" means the Corporation's Certificate of Incorporation, as amended from time to time.

            "Corporation" means this corporation.

            "Designated Dividend Payment Date" means each August 1 , November 1, February 1, and May 1 following the Designated Preferred Stock Issue Date.

            "Designated Preferred Stock Issue Date" means the date on which the Designated Preferred Stock is originally issued by the Corporation.

            "Discounted Value" means, with respect to any shares of any series of Designated Preferred Stock, the amount obtained by discounting all Remaining Scheduled Payments with respect to such shares of such series of Designated Preferred Stock from their respective scheduled due dates to the Optional Redemption Date, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which dividends with respect to such series of Designated Preferred Stock are payable) equal to the Reinvestment Yield with respect to the Applicable Stated Value of such shares of Designated Preferred Stock.

          "Dividend Period" means the Initial Dividend Period and, thereafter, each Quarterly Dividend Period.

            "Domestic Corporation" means a corporation organized under the laws of the United States or any State.

            "DRD Rate" means the percentage of dividends received by a Domestic Corporation from another Domestic Corporation that the recipient Domestic Corporation is entitled to deduct for United States federal income tax purposes pursuant to Section 243 of the Internal Revenue Code of 1986, as amended, or any successor provision, without regard to the degree of ownership in the payor Domestic Corporation and without regard to any generally applicable limitations on such deduction.

            "Holder" means a Person in whose name a share of Designated Preferred Stock is registered.

            "Initial Dividend Period" means the dividend period commencing on the Designated Preferred Stock Issue Date and ending on the day before the first Designated Dividend Payment Date to occur thereafter.

          "Investor Purchase Agreement" means the Investor Securities Purchase Agreement dated as of May 15, 1998 among Long Island Lighting Corporation and certain Holders of the Designated Preferred Stock.

            "Make-Whole Premium" means, with respect to any shares of any series of Designated Preferred Stock, an amount equal to the excess, if any, of
      (a) the Discounted Value of the Remaining Scheduled Payments with respect to such shares of Designated Preferred Stock over (b) the Applicable Stated Value of such shares of such series of Designated Preferred Stock; PROVIDED that the Make-Whole Premium may in no event be less than zero.

            "Optional Redemption Date" means, with respect to the any share of any series of Designated Preferred Stock, the date on which the Corporation redeems such share in accordance with paragraph 5(a) of this Part C.

            "Person" means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

            "Quarterly Dividend Period" shall mean each of the quarterly periods ending on the last day of July, October, January and April of each year.

            "Redemption Date" means, with respect to any shares of any series of Designated Preferred Stock, the date on which such shares of such series of Designated Preferred Stock are redeemed by the Corporation.

            "Reinvestment Yield" means, with respect to the Applicable Stated Value of any shares of any series of Designated Preferred Stock, 0.5% over the yield to maturity implied by (a) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Optional Redemption Date with respect to such Applicable Stated Value, on the display designated as "Page 678" on the Dow Jones Markets Service (or such other display as may replace Page 678 on Dow Jones Markets Service) for ac tively traded U.S. Treasury securities having a maturity equal to the Remaining Life of such Applicable Stated Value as of such Optional Redemption Date, or (b) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Optional Redemption Date with respect to such Applicable Stated Value, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Life of such Applicable Stated Value as of such Optional Redemption Date. Such implied yield will be determined, if necessary, by (i) converting U.S. Treasury bill quotations to bond-equiva lent yields in accordance with accepted financial practice and (ii) interpolating linearly between (A) the actively traded U.S. Treasury security with the duration closest to and greater than the Remaining Life and (B) the actively traded U.S. Treasury security with the duration closest to and less than the Remaining Life.

            "Remaining Life" means, with respect to the Applicable Stated Value of any shares of Designated Preferred Stock, the number of years (calculated to the nearest one-twelfth year) that will elapse between the Optional Redemption Date with respect to such Stated Value and the Applicable Mandatory Redemption Date.

            "Remaining Scheduled Payments" means, with respect to any shares of any series of Designated Preferred Stock, the payment of the Applicable Stated Value of such shares of such series of Designated Preferred Stock and dividends thereon that would be due after the Optional Redemption Date with respect to such Applicable Stated Value if no payment of such Applicable Stated Value were made prior to the Applicable Mandatory Redemption Date; PROVIDED that if such Optional Redemption Date is not a date on which dividends are due to be made under the terms hereof, then the amount of the next succeeding dividend payment will be reduced by the amount of accrued dividends to such Optional Redemption Date and required to be paid on such Optional Redemption Date.

          "Stated Value" means with respect to each share of any series of Designated Preferred Stock, $100."


      FIFTH: The foregoing amendments to the Certificate of Incorporation were duly adopted by a Unanimous Written Consent of the Board of Directors of the Corporation and by a Unanimous Written Consent of the shareholders of the Corporation, in accordance with Section 803 of the New York Business Corporation Law.

      IN WITNESS WHEREOF, the undersigned officers of the Corporation have signed this Certificate of Amendment and each affirms that the statements made herein are true under the penalties of perjury.

Dated:  May 26, 1998

                                    MARKETSPAN CORPORATION

                                    By: /S/ WILLIAM J. CATACOSINOS
                                    ------------------------------
                                    Name:   Dr. William J. Catacosinos
                                    Title: Chief Executive Officer


                                    By: /S/ KATHLEEN A. MARION
                                    --------------------------
                                    Name:   Kathleen Marion
                                    Title:  Secretary